Exhibit (8)(a)

                             PARTICIPATION AGREEMENT

                                      Among

                     The UNIVERSAL INSTITUTIONAL FUND, INC.,
                      MORGAN STANLEY ASSET MANAGEMENT INC.
                         MILLER ANDERSON & SHERRERD, LLP
                                       and
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                           DATED AS OF _______________


                                TABLE OF CONTENTS

ARTICLE I.  Purchase of Fund Shares  2

ARTICLE II             Representations and Warranties 4

ARTICLE III.           Prospectuses, Reports to Shareholders and Proxy
                       Statements, Voting   6

ARTICLE IV.            Sales Material and Information 8

ARTICLE V              Fees and Expenses 9

ARTICLE VI.            Diversification  10

ARTICLE VII.           Potential Conflicts  10

ARTICLE VIII.          Indemnification 12

ARTICLE IX.            Applicable Law 19

ARTICLE X.             Termination 19

ARTICLE XI.            Notices  21

ARTICLE XII.           Miscellaneous 22

SCHEDULE A             Separate Accounts and Contracts A-1

SCHEDULE B             Portfolios of Morgan Stanley Universal Funds, Inc.B-1

SCHEDULE C             Proxy Voting Procedures C-1



          THIS AGREEMENT, made and entered into as of the _____ day of ____, 1998 by and among ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK (hereinafter the "Company"), a New York corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and THE UNIVERSAL INSTITUTIONAL FUND, INC. (hereinafter the "Fund"), a Maryland corporation, and MORGAN STANLEY ASSET MANAGEMENT INC. and MILLER ANDERSON & SHERRERD, LLP (hereinafter collectively the "Advisers" and individually the "Adviser"), a Delaware corporation and a Pennsylvania limited liability partnership, respectively.

          WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter "Qualified Plans"); and

               WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Contracts enter into participation agreements with the Fund and the Advisers (the "Participating Insurance Companies");

          WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated September 19, 1996 (File No. 812-10118), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Annuity Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and

               WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

               WHEREAS, each Adviser is duly registered as an investment adviser underthe Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

               WHEREAS, each Adviser manages certain Portfolios of the Fund; and

               WHEREAS, Morgan Stanley & Co. Incorporated (the "Underwriter") is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD") and serves as principal underwriter of the shares of the Fund; and

               WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and

               WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Variable Insurance Product; and

               WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

               WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase, on behalf of each Account, shares in the Portfolios set forth in Schedule B attached to this Agreement, to fund certain of the aforesaid Variable Insurance Products and the Underwriter is authorized to sell such shares to each such Account at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

                       ARTICLE I. Purchase of Fund Shares

         1.1. The Fund agrees to make available for purchase by the Company shares of the Fund and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

         1.2. The Fund, so long as this Agreement is in effect, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.3. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans. No shares of any Portfolio will be sold to the general public.

         1.4. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of such request for redemption on the next following Business Day.

         1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Variable Insurance Products issued by the Company, under which amounts may be invested in the Fund (hereinafter the "Contracts"), are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto. The Company will give the Fund and the Adviser 45 days written notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other investment company.

         1.6. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

         1.7. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.8. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.9. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

                   ARTICLE II. Representations and Warranties

         2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 424.40 of the New York Insurance Laws and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

         2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         2.4. The Company represents that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Maryland and the Fund represents that their respective operations are and shall at all times remain in material compliance with the laws of the State of Maryland to the extent required to perform this Agreement.

         2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

         2.8. Each Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

         2.9. The Fund represents and warrants that its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.10. The Company represents and warrants that all of its directors, officers, employees and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

 ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

         3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the statement of additional information for the Fund and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

         3.2. Except as provided in this Section 3.2., all expenses of printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. The Fund shall not pay any costs of typesetting, printing or distribution of the Fund's prospectus and/or statement of additional information to prospective Contract owners. Such expenses shall be borne by the Company as provided in the Company's General Agency Agreement with Dean Witter Reynolds Inc. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts who currently own shares of one or more of the Fund's Portfolios, in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts who currently own shares of one or more of the Fund's Portfolios, and y is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts.

         3.3. The Fund's statement of additional information shall be obtainable from the Fund, the Company or such other person as the Fund may designate, as agreed upon by the parties.

         3.4. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

         3.5.  If and to the extent required by law the Company shall:


 (i)  solicit voting instructions from Contract owners;

(ii) vote the Fund shares in accordance with instructions received from Contract owners; and

 (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

         3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

         3.7. The Fund shall use reasonable efforts to provide Fund prospectuses, reports to shareholders, proxy materials and other Fund communications (or camera-ready equivalents) to the Company sufficiently in advance of the Company's mailing dates to enable the Company to complete, at reasonable cost, the printing, assembling and/or distribution of the communications in accordance with applicable laws and regulations.

                   ARTICLE IV. Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser(s) is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within ten Business Days after receipt of such material.

         4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

         4.3. The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s) is named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

         4.4. The Fund and the Advisers shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, which are relevant to the Company or the Contracts.

         4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in the Fund under the Contracts.

         4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

                          ARTICLE V. Fees and Expenses

         5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

         5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

     5.3. The Company shall bear the expenses of distributing the Fund's prospectus to owners of Contracts issued by the Company.

                           ARTICLE VI. Diversification

         6.1 The Fund shall at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5.

         6.2 The Adviser, upon the prior written request of the Company by February 1, shall provide written confirmation by no later than February 15, that the Fund was adequately diversified within the meaning of Section 817 and Regulation 1.817-5 as of December 31 of the prior year.

                        ARTICLE VII. Potential Conflicts

         7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

         7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

         7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

         7.6. For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

         7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                          ARTICLE VIII. Indemnification

         8.1.  Indemnification By The Company

         8.1(a) The Company agrees to indemnify and hold harmless the Fund and each member of the Board and officers, and each Adviser and each director and officer of each Adviser, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or an Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

     (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

     8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Fund.

     8.2. Indemnification by the Advisers

     8.2(a). Each Adviser agrees, with respect to each Portfolio that it manages, to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of the Portfolio that it manages or the Contracts and:

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund, Adviser(s) or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

     (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

     (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). An Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.2(c). An Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense of such action. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Fund.

8.3. Indemnification by the Fund

8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence (except for failure to comply with Section VI of this Agreement for which the standard is negligence), bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

     (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

     (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process (including any IRS administrative process) giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. The Fund shall be liable under this indemnification provision for any claim (including but not limited to any fine or penalty) with respect to any and all IRS audit, settlement, closing agreement, ruling or other administrative process, provided that the Fund is notified in writing within a reasonable time of any administrative action involving the IRS. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action, except with respect to any claim or action related to Section 817(h) of the Code or Regulation 1.817-5. With regard to any claim or action related to Section 817(h) or Regulation 1.817-5, the Indemnified Party shall permit the Fund to attend and otherwise assist the Indemnified Party with respect to any conferences, settlement discussions, or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS or any other claimant regarding any claims that could give rise to liability to the Fund, provided that the Indemnified Party shall control, in good faith, the conduct of such conferences, discussions, proceedings, or contest (or appeals thereof). After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Fund.

                  ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                   ARTICLE X. Termination

10.1. This Agreement shall continue in full force and effect until the first to occur of:

     (a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

     (b) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio is not reasonably available to meet the requirements of the Contracts; or

     (c) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (d) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

     (e) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio falls to meet the diversification requirements specified in Article VI hereof; or

     (f) termination by either the Fund by written notice to the Company if the Fund shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or

     (g) termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (h) termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 1.5 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(h) shall be effective forty five (45) days after the notice specified in Section 1.5 was given.

10.2. Notwithstanding any termination of this Agreement, the Fund shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing, Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redemption of investments in the Fund and/or investment in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the Securities and Exchange Commission pursuant to
Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund 90 days prior written notice of its intention to do so.

                               ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                           If to the Fund:
                     The Universal Institutional Fund, Inc.
                    c/o Morgan Stanley Asset Management Inc.
                        1221 Avenue of the Americas
                        New York, New York  10020
                        Attention: Harold J. Schaaff, Jr., Esq.

                           If to Adviser:

                      Morgan Stanley Asset Management Inc.
                     1221 Avenue of the Americas
                     New York, New York  10020
                     Attention: Harold J. Schaaff, Jr., Esq.

                          If to Adviser:

                     Miller Anderson & Sherrerd, LLP
                     One Tower Bridge
                      West Conshohocken, Pennsylvania 19428
                     Attention: Lorraine Truten

                           If to the Company:

                   Allstate Life Insurance Company of New York
                  3100 Sanders Road, N4A
                  Northbrook, Illinois 60062
                  Attention:  Timothy N. Vander Pas



                           ARTICLE XII. Miscellaneous

12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that an Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

12.9 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

     (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

     (b) the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

     (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

     (d) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

     (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK


                  By:      ______________________________
                           Name: Timothy N. Vander Pas
                           Title:    Assistant Vice President

                  MORGAN STANLEY UNIVERSAL FUNDS, INC.


                  By:      ______________________________
                           Name:  Michael Klein
                           Title:     President

                  MORGAN STANLEY ASSET MANAGEMENT INC.


                  By:      ______________________________
                          Name: Marna Whittington
                                  Title: Managing Director

                  MILLER ANDERSON & SHERRERD, LLP


                  By:      ______________________________
                                  Name: Marna Whittington
                                  Title: Authorized Signatory



Exhibit (8)(b)



                             PARTICIPATION AGREEMENT

                                  BY AND AMONG
                       AIM VARIABLE INSURANCE FUNDS, INC.,

                             AIM DISTRIBUTORS, INC.,

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK,
                             ON BEHALF OF ITSELF AND
                              ITS SEPARATE ACCOUNTS

                                       AND

                     ALLSTATE LIFE FINANCIAL SERVICES, INC.


                                TABLE OF CONTENTS
                                -----------------


Section     1.  Available Funds...........................................2
            1.1 Availability.............................................. 2
            1.2 Addition, Deletion or Modification of Funds........ 3
            1.3 No Sales to the General Public....................... 3

Section 2.  Processing Transactions.................................. 3
        2.1 Timely Pricing and Orders............................. 3
        2.2 Timely Payments....................................... 4
        2.3 Applicable Price................................... 4
        2.4 Dividends and Distributions......................... 4
        2.5 Book Entry................................. 5

Section 3.  Costs and Expenses..................................... 5
        3.1   General............................................... 5
        3.2   Parties To Cooperate.................................. 5

Section 4.  Legal Compliance........................................ 5
        4.1 Tax Laws.............................................. 5
        4.2 Insurance and Certain Other Laws...................... 8
        4.3 Securities Laws....................................... 8
        4.4 Notice of Certain Proceedings and Other Circumstances. 9
        4.5 ALNY or the Underwriter To Provide Documents
            Information About AVIF.........................................10
        4.6 AVIF or AIM To Provide Documents; Information About ALNY
            and the Underwriter................................11
Section 5.  Mixed and Shared Funding..............................12
        5.1    General..............................................12
        5.2    Disinterested Directors.............................12
        5.3    Monitoring for Material Irreconcilable Conflicts....13
        5.4    Conflict Remedies...................................14
        5.5    Notice to ALNY......................................15
        5.6    Information Requested by Board of Directors........15
        5.7    Compliance with SEC Rules...........................15
        5.8    Requirements for Other Insurance Companies...........16
Section 6.             Termination........................................16






                            PARTICIPATION AGREEMENT


     THIS AGREEMENT, made and entered into as of the ____ day of _________, 1995 ("Agreement"), by and among AIM Variable Insurance Funds, Inc., a Maryland corporation ("AVIF"); A I M Distributors, Inc., a Delaware corporation ("AIM"); Allstate Life Insurance Company of New York, a New York life insurance company ("ALNY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and Allstate Life Financial Services, Inc., a Delaware corporation and the principal underwriter of the Contracts and Policies referred to below ("Underwriter") (collectively, the "Parties").


                               WITNESSETH THAT:

     WHEREAS, AVIF is registered with the Securities and Exchange Commission 0("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, AVIF currently consists of nine separate series, shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts; and

     WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

     WHEREAS, AIM is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, AIM currently serves as the distributor for the Shares; and

     WHEREAS, ALNY will be the issuer of certain variable annuity contracts ("Contracts") and/or variable life insurance policies ("Policies") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts and Policies (hereinafter collectively, the "Policies"), if required by applicable law, will be registered under the 1933 Act; and

     WHEREAS, the Accounts may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

     WHEREAS, ALNY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Policies will be registered as securities under the 1933 Act (or exempt therefrom); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, ALNY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Policies provided, that AVIF implements Mixed and Shared Funding, described below, pursuant to an exemptive order from the SEC or otherwise; and

     WHEREAS, the Underwriter is a broker-dealer registered with the SEC under the 1934 Act and a member in good standing of the NASD; and

     WHEREAS, the Underwriter intends to enter into Selling Group Agreements with entities that may legally sell the Policies (the "Selling Group Members"); and

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:



                          SECTION 1.  AVAILABLE FUNDS
                          ---------------------------


     1.1  AVAILABILITY.
          ------------

     AVIF will make Shares of each Fund available to ALNY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

                                       2


     1.2  ADDITION, DELETION OR MODIFICATION OF FUNDS.
          -------------------------------------------

     The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Policies, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.


     1.3  NO SALES TO THE GENERAL PUBLIC.
          ------------------------------

     AVIF represents and warrants that no Shares of any Fund have been or will be sold to the general public.



                      SECTION 2.  PROCESSING TRANSACTIONS
                      -----------------------------------


     2.1  TIMELY PRICING AND ORDERS.
          -------------------------

     (a) AVIF or its designated agent will use its best efforts to provide ALNY with the net asset value per Share for each Fund by 6:00 p.m. Central time on each Business Day. As used herein, "Business Day" shall mean any day on which
(i) the New York Stock Exchange is open for regular trading and (ii) AVIF calculates the Fund's net asset value.

     (b) ALNY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. ALNY will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9 a.m. Central time the following Business Day; provided, however, that AVIF shall provide additional time to ALNY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to ALNY.

     (c) Each order to purchase or redeem Shares will separately describe the amount of Shares of each Fund to be purchased, redeemed or exchanged and will not be netted; provided, however, with respect to payment of the purchase price by ALNY and of redemption proceeds by AVIF, ALNY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below. Each order to purchase or redeem Shares shall also specify whether the order results from purchase payments, surrenders,

                                       3


partial withdrawals, routine withdrawals of charges, or requests for other transactions under Policies (collectively, "Policy transactions").

     (d) If AVIF provides materially incorrect Share net asset value information, ALNY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to ALNY. Materiality and reprocessing cost reimbursement shall be determined in accordance with standards established by the parties as provided in Schedule B, attached hereto and incorporated herein.


     2.2  TIMELY PAYMENTS.

     ALNY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by ALNY by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five calendar days after the date the order is placed in order to enable ALNY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.


     2.3  APPLICABLE PRICE.

     (a) Share purchase and redemption orders that result from Policy transactions and that ALNY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), ALNY shall be the designated agent of AVIF for receipt of orders relating to Policy transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided, that AVIF receives notice of such orders by 9 a.m. Central time on the next following Business Day or such later time computed in accordance with Section 2.1(b) hereof.

     (b) All other Share purchases and redemptions by ALNY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.


     2.4  DIVIDENDS AND DISTRIBUTIONS.

     AVIF will furnish notice promptly to ALNY of any income dividends or capital gain distributions payable on the Shares of any Fund. ALNY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until ALNY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. ALNY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.


     2.5 BOOK ENTRY.
         ----------

     Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to ALNY. Shares ordered from AVIF will be recorded in an appropriate title for ALNY, on behalf of its Account.



                         SECTION 3.  COSTS AND EXPENSES
                         ------------------------------


     3.1 GENERAL.
         -------

     Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear all expenses incident to its performance under this Agreement.


     3.2 PARTIES TO COOPERATE.
         --------------------

     Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.



                         SECTION 4.  LEGAL COMPLIANCE
                         ----------------------------


     4.1 TAX LAWS.
         --------

     (a) AVIF represents and warrants that each Fund is currently qualified and will continue to qualify as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). AVIF will notify ALNY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

                                       5


     (b) AVIF represents that it will comply and maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify ALNY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future.

     (c) ALNY agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of ALNY or, to ALNY's knowledge, of any Policy owner, annuitant or participant under the Policies (collectively, "Participants"), that any Fund has failed to comply with the diversification requirements of section 817(h) of the Code or ALNY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure to so comply with section 817(h) (hereinafter respectively referred to in this paragraph (c) as "failure" or "alleged failure"):

     (i)   ALNY shall promptly notify AVIF of such assertion or potential claim;

     (ii) ALNY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

     (iii) ALNY shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent, provided that ALNY shall not be required to make any such demonstration of inadvertence unless AVIF represents or provides an opinion of counsel, which representation or opinion shall be reasonably satisfactory to ALNY, to the effect that a reasonable basis exists for making such a demonstration;

(iv) ALNY shall permit AVIF, its affiliates and their legal and accounting advisors to attend, advise and otherwise assist ALNY (which assistance ALNY shall consider and/or accept in good faith) with respect to any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure, provided that ALNY shall control, in good faith, the conduct of such conferences, discussions, proceedings, or contests or appeals thereof;

     (v) any written materials to be submitted by ALNY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817- 5(a)(2)),
(a) shall be provided by ALNY to AVIF (together with any supporting information or analysis) at least ten (10) business days, or such shorter period to which the Parties hereto may from time to time agree, prior to the day on which such proposed materials are to be submitted and (b) shall not be submitted by ALNY to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

     (vi) ALNY shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by providing AVIF and its accounting and legal advisors with copies of any relevant books and records (or portions thereof) of ALNY that may be reasonably requested by or on behalf of AVIF and that ALNY is permitted to provide in accordance with applicable law) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

     (vii) ALNY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates
(a) compromise or settle any claim, (b) accept any adjustment on audit, or
     (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that ALNY shall not be required, after exhausting all administrative remedies, to appeal any adverse IRS or judicial decision unless AVIF or its affiliates shall have provided an opinion of counsel approved by ALNY, which approval shall not be unreasonably withheld, to the effect that a reasonable basis exists for taking such appeal (or, in the case of an appeal to the United States Supreme Court, that ALNY should be more likely than not to prevail on such appeal), and provided further that each Party shall bear one-half of the expenses of any judicial appeal; and

     (viii) AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if ALNY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

     Should AVIF or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, ALNY may, in its discretion, authorize AVIF or its affiliates to act in the name of ALNY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided that in no event shall ALNY have liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

     (d) ALNY represents and warrants that the Policies currently are and at all times will be treated as annuity, endowment, or life insurance contracts under applicable provisions of the Code. ALNY will notify AVIF immediately upon having a reasonable basis for believing that any of the Policies have ceased to be so treated or that they might not be so treated in the future, provided that such notice shall be kept confidential during the period of ALNY's investigation of any such circumstances to the extent permitted by applicable law.

     (e) ALNY represents and warrants that each Account is and at all times will be a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. ALNY will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.


     4.2 INSURANCE AND CERTAIN OTHER LAWS.
         --------------------------------

     (a) AVIF and AIM will use their best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by ALNY.

     (b) ALNY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Illinois and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 245.21 of the Illinois Insurance Code and the regulations thereunder, and (iii) the Policies comply in all material respects with all other applicable federal and state laws and regulations.

     (c) AVIF represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (d) AIM represents and warrants that it is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (e) The Underwriter represents and warrants that it is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

                                       8


     4.3  SECURITIES LAWS.

     (a) ALNY and the Underwriter represent and warrant that (i) interests in each Account pursuant to the Policies will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Policies will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Illinois law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Policies, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) ALNY will amend the registration statement for its Policies under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Policies or as may otherwise be required by applicable law, and
(vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (b) AVIF and AIM represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AVIF's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (c) AVIF will register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

     4.4  NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

     (a) AVIF and/or AIM will immediately notify ALNY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (b) such law precludes the use of such Shares as an underlying investment medium of the Policies issued or to be issued by ALNY. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) ALNY and/or the Underwriter will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Policies or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Policies, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. ALNY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5  ALNY OR THE UNDERWRITER TO PROVIDE DOCUMENTS; INFORMATION ABOUT AVIF.

     (a) ALNY or the Underwriter will provide to AVIF or its designated agent at least one complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Policies, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) The Underwriter will provide to AVIF or its designated agent at least one complete copy of each piece of sales literature or other promotional material not prepared by AVIF or its affiliates, in which AVIF or any of its affiliates is named, at least ten [10] Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if AVIF or its designated agent objects to such use within ten [10] Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates its investment adviser as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to ALNY in the manner required by Section 9 hereof.

     (c) Neither ALNY, the Underwriter, nor any of their respective affiliates will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Policies other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time;

or (ii) in reports or proxy materials for AVIF; or (iii) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

     (d) ALNY and the Underwriter shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Participants or offerees) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expense relating to the improper use of such broker only materials.

     4.6 AVIF OR AIM TO PROVIDE DOCUMENTS; INFORMATION ABOUT ALNY AND THE UNDERWRITER.

     (a) AVIF will provide to ALNY at least one complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) AVIF will provide to ALNY or the Underwriter camera ready or computer diskette copies of all AVIF Prospectuses, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Policy value to a Fund. AVIF will provide such copies to ALNY or the Underwriter in a timely manner so as to enable ALNY or the Underwriter, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

     (c) AIM will provide to ALNY or its designated agent at least one complete copy of each piece of sales literature or other promotional material in which ALNY, the Underwriter or any of their respective affiliates is named, or that refers to the Policies, at least 10 Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if ALNY or its designated agent objects to such use within 10 Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. ALNY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

     (d) Neither AVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning ALNY, the Underwriter, each Account, or the Policies other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Policies, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in reports or voting instruction materials for each Account; or (iii) in sales literature or other promotional material approved by ALNY or its affiliates, except with the express written permission of ALNY.

                                      11


     (e) AIM shall adopt and implement procedures reasonably designed to ensure that information concerning ALNY, the Underwriter, and their respective affiliates that is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Participants or offerees) ("broker only materials") is so used, and neither ALNY, the Underwriter, nor any of their respective affiliates shall be liable for any losses, damages or expense relating to the improper use of such broker only materials.


                     SECTION 5.  MIXED AND SHARED FUNDING


     5.1  GENERAL.

     AVIF has applied for an order from the SEC exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance contracts, separate accounts of insurance companies unaffiliated with ALNY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections
5.2 through 5.8 below shall apply, if and only if AVIF implements Mixed and Shared Funding, pursuant to such an exemptive order or otherwise. AVIF hereby notifies ALNY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of Mixed and Shared Funding.

     5.2  DISINTERESTED DIRECTORS.

     AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the Rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Board; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

                                      12


     5.3  MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.

     AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account and participants on all qualified retirement and pension plans investing in AVIF ("Participating Plans"). ALNY agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a)  an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

     (c)  an administrative or judicial decision in any relevant proceeding;

     (d)  the manner in which the investments of any Fund are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

     (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

     (g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

     Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, ALNY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by ALNY to disregard voting instructions of Participants.

     5.4  CONFLICT REMEDIES.

     (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, ALNY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

     (i) withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

     (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

     (b) If the material irreconcilable conflict arises because of ALNY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, ALNY may be required, at AVIF's election, to withdraw each Account's investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after AVIF gives notice to ALNY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by ALNY for the purchase and redemption of Shares of AVIF.

     (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to ALNY conflicts with the majority of other state regulators, then ALNY will withdraw each Account's investment in AVIF within six months after AVIF's Board of Directors informs ALNY that it has determined that such decision has created a material irreconcilable conflict (after consideration of the interests of all Participants), and until such withdrawal AVIF shall continue to accept and implement orders by ALNY for the purchase and redemption of Shares of AVIF.

     (d) ALNY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

     (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Policies. ALNY will not be required by the terms hereof to establish a new funding medium for any Policies if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

                                      14


     5.5 NOTICE TO ALNY.
         --------------

     AVIF will promptly make known in writing to ALNY the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.


     5.6 INFORMATION REQUESTED BY BOARD OF DIRECTORS.
         -------------------------------------------

     ALNY and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive application filed with the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.


     5.7 COMPLIANCE WITH SEC RULES.
         -------------------------

     If, at any time during which AVIF is serving as an investment medium for variable life insurance Policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.


     5.8 REQUIREMENTS FOR OTHER INSURANCE COMPANIES.
         ------------------------------------------

     AVIF will require that each Participating Insurance Company enter into an agreement with AVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this
Agreement.

                                      15


                            SECTION 6. TERMINATION
                            ----------------------


     6.1 EVENTS OF TERMINATION.
         ---------------------

     Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

     (a) at the option of AVIF or ALNY upon the approval by (i) a majority of the Disinterested Directors or (ii) a majority vote of the Shares of the affected Fund that are held in the corresponding Subaccount of an Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Shares in accordance with Participant instructions); or

     (b) at the option of AVIF or AIM upon institution of formal proceedings against ALNY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding ALNY's obligations under this Agreement or related to the sale of the Policies, the operation of each Account, or the purchase of Shares, if, in each case, AVIF or AIM reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

     (c) at the option of ALNY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, ALNY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on ALNY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

     (d) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law or (ii) such law precludes the use of such Shares as an underlying investment medium of the Policies issued or to be issued by ALNY; or

     (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

     (f) at the option of ALNY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if ALNY reasonably believes that the Fund may fail to so qualify;

     (g) at the option of ALNY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions (other than by reason of the failure of the Policies issued by ALNY to qualify as annuity or life insurance contracts under the Code, or the failure of any Account or Policy to meet the definition of "segregated asset account" or "variable contract"; respectively, within the meaning of the Code), or if ALNY reasonably believes that the Fund may fail to so comply; or

     (h) at the option of AVIF or AIM if the Policies issued by ALNY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Policies are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

     (i) upon another Party's material breach of any provision of this Agreement.


     6.2  NOTICE REQUIREMENT FOR TERMINATION.
          ----------------------------------

     No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

     (a) in the event that any termination is based upon the provisions of
Section 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

     (b) in the event that any termination is based upon the provisions of
Section 6.1(b) or Section 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

     (c) in the event that any termination is based upon the provisions of
Section 6.1(d), Section 6.1(f), Section 6.1(g), Section 6.1(h) or Section 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.


     6.3 FUNDS TO REMAIN AVAILABLE.
         -------------------------

     Except (a) as necessary to implement Participant-initiated transactions,
(b) as required by state insurance laws or regulations, (c) as required pursuant to Section 5 of this Agreement, or (d) with respect to any Fund as to which this Agreement has terminated pursuant to Section 6.1 hereof, ALNY shall not (i) redeem AVIF Shares attributable to the Policies (as opposed to AVIF Shares attributable to ALNY's assets held in each Account), or (ii) prevent Participants from allocating payments to or transferring amounts from a Fund that was otherwise available under the Policies, until six (6) months after ALNY shall have notified AVIF of its intention to do so and until 36 full calendar months shall have expired from the date on which an Account first invested in any Fund.


     6.4 SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS.
         -------------------------------------------

     All warranties and indemnifications will survive the termination of this Agreement.


     6.5 CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES.
         ---------------------------------------------

     If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this
Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that ALNY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i).




            SECTION 7.  PARTIES TO COOPERATE RESPECTING TERMINATION
                        -------------------------------------------


     The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Policies in such Fund.



                            SECTION 8.  ASSIGNMENT
                            ----------------------


    This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                                      18


                              SECTION 9.  NOTICES
                              -------------------


     Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

            Allstate Life Insurance Company of New York
            3100 Sanders Road, Suite J5D
            Northbrook, Illinois 60062
            Facsimile: (708) 402-3781
            Attn:  Michael Velotta, Esq.

            Allstate Life Financial Services, Inc.
            3100 Sanders Road, Suite J5B
            Northbrook, Illinois 60062
            Facsimile: (708) 402-3781
            Attn:  John Hedrick, Esq.

            AIM Variable Insurance Funds, Inc.
            11 Greenway Plaza, Suite 1919
            Houston, Texas  77046
            Facsimile: (713) 993-9185
            Attn:    Nancy L. Martin, Esq.

            AIM Distributors, Inc.
            11 Greenway Plaza, Suite 1919
            Houston, Texas 77046
            Facsimile: (713) 993-9185

            Attn.:  Nancy L. Martin, Esq.



                        SECTION 10.  VOTING PROCEDURES
                        ------------------------------


     Subject to the cost allocation procedures established pursuant to Section
3.1 hereof, ALNY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. ALNY will vote Shares in accordance with timely instructions received from Participants. ALNY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants. Neither ALNY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants, except with respect to matters as to which ALNY has the right, under Rule 6e-2 or 6e-3(T) under the 1940 Act, to vote the Shares without regard to voting instructions from Participants. ALNY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. ALNY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by any Mixed and Shared Funding exemptive order that AVIF may obtain in the future. AVIF will notify ALNY (i) of any changes of interpretations or amendments to any Mixed and Shared Funding exemptive order it obtains in the future and (ii) of any proposal to be submitted to Participants for their approval (prior to any Board of Directors meeting of AVIF at which such proposals are presented).




                       SECTION 11.  FOREIGN TAX CREDITS
                       --------------------------------


     AVIF agrees to consult in advance with ALNY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.



                         SECTION 12.  INDEMNIFICATION
                         ----------------------------


     12.1  OF AVIF AND AIM BY ALNY AND THE UNDERWRITER
           -------------------------------------------

     (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, ALNY and the Underwriter each agrees to indemnify and hold harmless AVIF, its affiliates (including AIM) except Participants, and each of their respective directors and officers, and each person, if any, who controls AVIF or its affiliates (including AIM) within the meaning of Section 15 of the indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement or (ii) to AVIF.

     (c) Neither ALNY nor the Underwriter shall be liable under this Section
12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified ALNY or the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify ALNY or the Underwriter of any such action shall not relieve ALNY or the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, ALNY or the Underwriter shall be entitled to participate, at its own expense, in the defense of such action and ALNY or the Underwriter also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from ALNY or the Underwriter to such Indemnified Party of its election to assume the defense thereof, the Indemnified Party will cooperate fully with ALNY and shall bear the fees and expenses of any additional counsel retained by it, and ALNY will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.


     12.2  OF ALNY AND THE UNDERWRITER BY AVIF AND AIM.

     (a) Except to the extent provided in Sections 12.2(d), 12.2(e) and 12.2(f), below, to the extent permitted by law, AVIF and/or AIM each agrees to indemnify and hold harmless ALNY, the Underwriter, their respective affiliates, and each of their respective directors and officers, and each person, if any, who controls ALNY, the Underwriter, or their respective affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of AVIF's Shares and:


     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of ALNY or its affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Policies, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, its affiliates or persons under their control (including, without limitation, their employees and "Associated Persons"), in connection with the sale or distribution of AVIF Shares; or

     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Policies, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to ALNY, the Underwriter, or their respective affiliates by AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Policies, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by AVIF or AIM to perform their respective obligations, provide the services (including, but not limited to, the provision of correct net asset value) and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or AIM.

     (b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, AVIF agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder or (ii)
Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against ALNY or the Underwriter pursuant to the Policies, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by ALNY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that ALNY reasonably deems necessary or appropriate as a result of the noncompliance.

     (c) AVIF shall not be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement or (ii) to ALNY, each Account, the Underwriter or Participants.

     (d) AVIF shall not be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF of any such action shall not relieve AVIF from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF to such Indemnified Party of AVIF's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and shall bear the fees and expenses of any additional counsel retained by it, and AVIF will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     (e) In no event shall AVIF be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, ALNY, the Underwriter, or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by ALNY or the Underwriter hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by ALNY or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by ALNY or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code; provided, however, that the limitation of liability contained in this paragraph
(e) shall not apply if the breach or failures described in subparagraphs (i),
(ii) and (iii), above, by ALNY or any Participating Insurance Company resulted from the failure of AVIF to comply with the requirements of Subchapter M or
Section 817(h) of the Code.

     12.3  EFFECT OF NOTICE.

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 12.1(c) or 12.2(d) above of participation in or control of any action by the Indemnifying Party will in no event be deemed to be an admission by the Indemnifying Party of liability, culpability or responsibility, and the Indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

     12.4  SUCCESSORS.

     A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.


                          SECTION 13.  APPLICABLE LAW


     This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state's principles of conflict of laws.


SECTION 14.  EXECUTION IN COUNTERPARTS


     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.


                           SECTION 15.  SEVERABILITY


     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.


                        SECTION 16.  RIGHTS CUMULATIVE


     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.


                             SECTION 17.  HEADINGS


     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.


     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


                      AIM VARIABLE INSURANCE FUNDS, INC.

                      By
                        --------------------------------

                      Title
                           -----------------------------


                      AIM DISTRIBUTORS, INC.


                      By
                        ------------------------------------

                     Title
                          ---------------------------------

                     ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, on behalf of itself and its Separate Accounts as provided in Schedule A


                     By
                       ------------------------------------

                     Title
                       ---------------------------------



                    ALLSTATE LIFE FINANCIAL SERVICES, INC.

                    By
                        ------------------------------------

                    Title
                         ---------------------------------


Exhibit (8)(c)

FORM OF
                             PARTICIPATION AGREEMENT
                 AMONG TEMPLETON VARIABLE PRODUCTS SERIES FUND,
                    FRANKLIN TEMPLETON DISTRIBUTORS, INC. and
                       GLENBROOK LIFE AND ANNUITY COMPANY

     THIS AGREEMENT made as of ____________, 1998, among Templeton Variable Products Series Fund (the "Trust"), an open-end management investment company organized as a business trust under Massachusetts law, Franklin Templeton Distributors, Inc., a California corporation, the Trust's principal underwriter ("Underwriter"), and Glenbrook Life and Annuity Company, a life insurance company organized as a corporation under Illinois law (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A, as may be amended from time to time (the "Accounts").

                              W I T N E S S E T H:

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has an effective registration statement relating to the offer and sale of the various series of its shares under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the Trust and the Underwriter desire that Trust shares be used as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by life insurance companies which have entered into fund participation agreements with the Trust (the "Participating Insurance Companies");

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets, and certain of those series, named in Schedule B, (the "Portfolios") are to be made available for purchase by the Company for the Accounts; and

     WHEREAS, the Trust has received an order from the SEC, dated November 16, 1993 (File No. 812-8546), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2 (b) (15) and 6e-3 (T) (b) (15)
thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Funding Exemptive Order");

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act unless an exemption from registration under the 1940 Act is available and the Trust has been so advised; and has registered or will register certain variable annuity contracts and variable life insurance policies, listed on Schedule C attached hereto, under which the portfolios are to be made available as investment vehicles (the "Contracts") under the 1933 Act unless such interests under the Contracts in the Accounts are exempt from registration under the 1933 Act and the Trust has been so advised;

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such account on Schedule A hereto, to set aside and invest assets attributable to one or more Contracts; and WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, each investment adviser listed on Schedule B (each, an "Adviser") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and any applicable state securities laws;

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

     NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:


                                   ARTICLE I.
                Purchase and Redemption of Trust Portfolio Shares

     1.1. For purposes of this Article I, the Company shall be the Trust's agent for receipt of purchase orders and requests for redemption relating to each Portfolio from each Account, provided that the Company notifies the Trust of such purchase orders and requests for redemption by 9:00 a.m. Eastern time on the next following Business Day, as defined in Section 1.3.

     1.2. The Trust agrees to make shares of the Portfolios available to the Accounts for purchase at the net asset value per share next computed after receipt of a purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio purchase procedures on those days on which the Trust calculates its net asset value pursuant to rules of the SEC, and the Trust shall use its best efforts to calculate such net asset value on each day on which the New York Stock Exchange ("NYSE") is open for trading. The Company will transmit orders from time to time to the Trust for the purchase of shares of the Portfolios. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

     1.3 The Company shall submit payment for the purchase of shares of a Portfolio on behalf of an Account no later than the close of business on the next Business Day after the Trust receives the purchase order. Payment shall be made in federal funds transmitted by wire to the Trust or its designated custodian. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust for this purpose. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

     1.4 The Trust will redeem for cash any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio redemption procedures. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Redemption with respect to a Portfolio will normally be paid to the Company for an Account in federal funds transmitted by wire to the Company before the close of business on the next Business Day after the receipt of the request for redemption. Such payment may be delayed if, for example, the Portfolio's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.5 Payments for the purchase of shares of the Trust's Portfolios by the Company under Section 1.3 and payments for the redemption of shares of the Trust's Portfolios under Section 1.4 may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day.

     1.6 Issuance and transfer of the Trust's Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Portfolio Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.7 The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.8 The Trust shall calculate the net asset value of each Portfolio on each Business Day, as defined in Section 1.3. The Trust shall make the net asset value per share for each Portfolio available to the Company or its designated agent on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use reasonable efforts to make such net asset value per share available by 7:00 p.m. Eastern time each Business Day.

     1.9 The Trust agrees that its Portfolio shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Shared Funding Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that it will use Trust shares only for the purposes of funding the Contracts through the Accounts listed in Schedule A, as amended from time to time.

     1.10 The Company agrees that all net amounts available under the Contracts shall be invested in the Trust, in such other Funds advised by an Adviser or its affiliates as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Trust if: (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of the Portfolios; or (b) the Company gives the Trust and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company is available as a funding vehicle for the Contracts at the date of this Agreement and the Company so informs the Trust and the Underwriter prior to their signing this Agreement (a list of such investment companies appearing on Schedule D to this Agreement); or (d) the Trust or Underwriter consents to the use of such other investment company.

     1.11 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.10 and Article IV of this Agreement.

     1.12 Each party to this Agreement shall have the right to rely on information or confirmations provided by any other party (or by any affiliate of any other party), and shall not be liable in the event that an error results from any incorrect information or confirmations supplied by any other party. If an error is made in reliance upon incorrect information or confirmations, any amount required to make a Contract owner's account whole shall be borne by the party who provided the incorrect information or confirmation.

                                   ARTICLE II.
                  Obligations of the Parties; Fees and Expenses

     2.1 The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares of the Portfolios, preparation and filing of the documents listed in this
Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2 At the option of the Company, the Trust or the Underwriter shall either
(a) provide the Company with as many copies of portions of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Portfolios as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing and from which information relating to series of the Trust other than the Portfolios has been deleted to the extent practicable. The Trust or the Underwriter shall provide the Company with a copy of its current statement of additional information, including any amendments or supplements, in a form suitable for duplication by the Company. Expenses of furnishing such documents for marketing purposes shall be borne by the Company and expenses of furnishing such documents for current contract owners invested in the Trust shall be borne by the Trust or the Underwriter.

     2.3 The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions), prospectuses and statements of additional information to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

     2.4 If and to the extent required by law, the Company shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

     2.5 Except as provided in section 2.6, the Company shall not use any information comprised in whole or part of the names or marks "Franklin" or Templeton" or any other Trademark relating to the Trust or Underwriter without prior written consent, and upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.

     2.6 The Company shall furnish, or cause to be furnished to the Trust or its designee, at least one complete copy of each registration statement, prospectus, statement of additional information, retirement plan disclosure information or other disclosure documents or similar information, as applicable (collectively "disclosure documents"), as well as any report, solicitation for voting instructions, sales literature and other promotional materials, and all amendments to any of the above that relate to the Contracts or the Accounts prior to its first use. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee each piece of sales literature or other promotional material in which the Trust or an Adviser is named, at least 15 Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material. For purposes of this paragraph, "sales literature or other promotional material" includes, but is not limited to, portions of the following that use any Trademark related to the Trust or Underwriter or refer to the Trust or affiliates of the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or electronic communication or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and disclosure documents, shareholder reports and proxy materials.

     2.7 The Company and its agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

     2.8 The Trust shall use its best efforts to provide the Company, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as the Company may reasonably require, as the Company shall reasonably request in connection with the preparation of disclosure documents and annual and semi-annual reports pertaining to the Contracts.

     2.9 The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from disclosure documents for the Contracts (as such disclosure documents may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

     2.10 So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for Contract owners, the Company will provide pass-through voting privileges to Contract owners whose Contract values are invested, through the registered Accounts, in shares of one or more Portfolios of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each registered Account, the Company will vote shares of each Portfolio of the Trust held by a registered Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares held by that registered Account for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

     2.11 The Trust and Underwriter shall pay no fee or other compensation to the Company under this Agreement except as provided on Schedule E, if attached. Nevertheless, the Trust or the Underwriter or an affiliate may make payments (other than pursuant to a Rule 12b-1 Plan) to the Company or its affiliates or to the Contracts' underwriter in amounts agreed to by the Underwriter in writing and such payments may be made out of fees otherwise payable to the Underwriter or its affiliates, profits of the Underwriter or its affiliates, or other resources available to the Underwriter or its affiliates.


                                  ARTICLE III.
                         Representations and Warranties

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of its state of incorporation and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A.

     3.2 The Company represents and warrants that, with respect to each Account,
(1) the Company has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated asset account for the Contracts, or (2) if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, the Company will make every effort to maintain such exemption and will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

     3.3 The Company represents and warrants that, with respect to each Contract, (1) the Contract will be registered under the 1933 Act, or (2) if the Contract is exempt from registration under Section 3(a)(2) of the 1933 Act or under Section 4(2) and Regulation D of the 1933 Act, the Company will make every effort to maintain such exemption and will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future. The Company further represents and warrants that the Contracts will be sold by broker-dealers, or their registered representatives, who are registered with the SEC under the 1934 Act and who are members in good standing of the NASD; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     For any unregistered Accounts which are exempt from registration under the 40 Act in reliance upon Sections 3(c)(1) or 3(c)(7) thereof, the Company represents and warrants that:

     (a) each Account and sub-account thereof has a principal underwriter which is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended;

     (b) Trust shares are and will continue to be the only investment securities held by the corresponding Account sub-accounts; and

     (c) with regard to each Portfolio, the Company, on behalf of the corresponding sub-account, will:

          (1) seek instructions from all Contract owners with regard to the voting of all proxies with respect to Trust shares and vote such proxies only in accordance with such instructions or vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

          (2) refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in
Section 26 of the `40 Act.

     3.4 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.

     3.5 The Trust represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter.

     3.6 The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will in that event immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

     3.7 The Trust represents and warrants that it is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

     3.8 The Trust represents and warrants that should it ever desire to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trustees, including a majority who are not "interested persons" of the Trust under the 1940 Act ( "disinterested Trustees" ), will formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     3.9 The Trust represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less that the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

     3.10 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are and shall be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than $5 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Underwriter in the event that such coverage no longer applies.

     3.11 The Underwriter represents that each Adviser is duly organized and validly existing under applicable corporate law and that it is registered and will during the term of this Agreement remain registered as an investment adviser under the Advisers Act.

     3.12 The Trust currently intends for one or more Classes to make payments to finance its distribution expenses, including service fees, pursuant to a Plan adopted under Rule 12b-1 under the 1940 Act ("Rule 12b-1"), although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under Rule 12b-1, the Trust undertakes to comply with any then current SEC and SEC staff interpretations concerning Rule 12b-1 or any successor provisions.


                                   ARTICLE IV.
                               Potential Conflicts

     4.1 The parties acknowledge that a Portfolio's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall help conform the Company of any determination by the Trustees that an irreconcilable material conflict exists and of the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions. All communications from the Company to the Trustees may be made in care of the Trust.

     4.3 If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its own expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such withdrawal should be implemented to a vote of all affected Contract owners and, as appropriate, withdrawal of the assets of any appropriate group (i.e. , annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such withdrawal, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with a majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the trustees may fully carry out the duties imposed upon them by the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.

     4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.


                                   ARTICLE V.
                                 Indemnification

     5.1 Indemnification By the Company

          (a) The Company agrees to indemnify and hold harmless the Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Trust Shares or the Contracts and

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

               (ii) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2 (a)(i)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

               (iii)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in
Section 5.2(a)(i) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

               (iv) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

                    (b) The Company shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable. The Company shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.


          (c) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

     5.2 Indemnification By The Underwriter

          (a) The Underwriter agrees to indemnify and hold harmless the Company, the underwriter of the Contracts and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually an "Indemnified Party" for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Trust's Shares or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the "Trust Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Company for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the disclosure documents or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

               (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a disclosure document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

               (iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified in Section 3.7 of this Agreement and the diversification requirements specified in Section 3.6 of this Agreement); or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 5.2(b) and 5.2(c) hereof.

          (b) The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

          (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

     5.3 Indemnification By The Trust

          (a) The Trust agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Section 5.3(b) and 5.3(c) hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort to be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

          (b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, the Underwriter or each Account, whichever is applicable.

          (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Company and the Underwriter agree promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either the Account, or the sale or acquisition of share of the Trust.

                                   ARTICLE VI.
                                   Termination

     6.1 This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios or any reason by sixty (60) days advance written notice delivered to the other parties, and shall terminate immediately in the event of its assignment, as that term is used in the 1940 Act.

     6.2 This Agreement may be terminated immediately by either the Trust or the Underwriter following consultation with the Trustees upon written notice to the Company if :

          (a) the Company notifies the Trust or the Underwriter that the exemption from registration under Section 3(c) of the 1940 Act no longer applies, or might not apply in the future, to the unregistered Accounts, or that the exemption from registration under Section 4(2) or Regulation D promulgated under the 1933 Act no longer applies or might not apply in the future, to interests under the unregistered Contracts; or

          (b) either one or both of the Trust or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (c) the Company gives the Trust and the Underwriter the written notice specified in Section 1.10 hereof and at the same time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, that any termination under this Section 6.2(c) shall be effective forty-five (45) days after the notice specified in Section
1.10 was given; or

     6.3 If this Agreement is terminated for any reason, except under Article IV (Potential Conflicts) above, the Trust shall, at the option of the Company, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement. If this Agreement is terminated pursuant to Article IV, the provisions of Article IV shall govern.

     6.4 The provisions of Articles II (Representations and Warranties) and V (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.3, except that the Trust and the Underwriter shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.

     6.5 The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Trust or the Underwriter 90 days notice of its intention to do so.


                                  ARTICLE VII.
                                    Notices.

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust or the Underwriter:

Templeton Variable Products Series Fund or
Franklin Templeton Distributors, Inc.
500 E. Broward Boulevard
Fort Lauderdale, FL 33394-3091
Attention: Barbara J. Green, Trust Secretary

WITH A COPY TO

Franklin Resources, Inc.
777 Mariners Island Boulevard
San Mateo, CA 94404
Attention: Karen L. Skidmore, Senior Corporate Counsel

If to the Company:
Glenbrook Life and Annuity Company
Dept. J5B
3100 Sanders Road
Northbrook, IL 60062
Attention: David Stone, Esq.


                                 ARTICLE VIII.
                                  Miscellaneous

     8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Florida. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Trust to the Company.

     8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7 Each party hereto shall treat as confidential the names and addresses of the Contract owners and all information reasonably identified as confidential in writing by any other party hereto, and, except as permitted by this Agreement or as required by legal process or regulatory authorities, shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as they may come into the public domain, without the express written consent of the affected party. Without limiting the foregoing, no party hereto shall disclose any information that such party has been advised is proprietary, except such information that such party is required to disclose by any appropriate governmental authority (including, without limitation, the SEC, the NASD, and state securities and insurance regulators).

     8.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.9 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect, except as provided in Section 1.10.

     8.10 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

     8.11 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.



     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written. The Company: Glenbrook Life and Annuity Company By its authorized officer


By:
Name:
Title:


The Trust:
Templeton Variable Products Series Fund
By its authorized officer


By:
Name: Karen L. Skidmore
Title: Assistant Vice President, Assistant Secretary


The Underwriter:
Franklin Templeton Distributors, Inc.
By its authorized officer


By:
Name: Deborah R. Gatzek
Title: Senior Vice President, Assistant Secretary


Exhibit (8)(d)

                                     - 20 -

#31074
31074
                             PARTICIPATION AGREEMENT

                                      AMONG

                          MFS VARIABLE INSURANCE TRUST,

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                                       AND

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY


         THIS AGREEMENT, made and entered into this ____ day of August 2000, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, shares of beneficial interest of the Trust are divided into several series of shares, each representing the interests in a particular managed pool of securities and other assets;

         WHEREAS, the series of shares of the Trust offered by the Trust to the Company and the Accounts are set forth on Schedule A attached hereto (each, a "Portfolio," and, collectively, the "Portfolios");

         WHEREAS, MFS is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trust's investment adviser;

         WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Policy" or, collectively, the "Policies") which, if required by applicable law, will be registered under the 1933 Act;

         WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Policies and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);

         WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

         WHEREAS, MFS Fund Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

          WHEREAS, ALFS, Inc. ("ALFS"), the underwriter for the individual variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Policies, and the Trust intends to sell such Shares to the Accounts at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Trust, MFS, and the Company agree as follows:


ARTICLE I.  Sale of Trust Shares

         1.1. The Trust agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policy holders on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from Policy owners and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such orders by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

         1.2. The Trust agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and the Trust shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the Shareholders of such Portfolio.

         1.3. The Trust and MFS agree that the Shares will be sold only to insurance companies which have entered into participation agreements with the Trust and MFS (the "Participating Insurance Companies") and their separate accounts, qualified pension and retirement plans and MFS or its affiliates. The Trust and MFS will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles III and VII of this Agreement is in effect to govern such sales. The Company will not resell the Shares except to the Trust or its agents.

         1.4. The Trust agrees to redeem for cash, on the Company's request, any full or fractional Shares held by the Accounts (based on orders placed by Policy owners on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from Policy owners and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.

         1.5. Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof.

         1.6. In the event of net purchases, the Company shall pay for the Shares by 2:00 p.m. New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1. hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.4. hereof. All such payments shall be in federal funds transmitted by wire.

         1.7. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

         1.8. The Trust shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

         1.9. The Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. In the event that the Trust is unable to meet the 6:30 p.m. time stated herein, The Company agrees to use its best efforts to include the net asset value when received in its next business cycle for purposes of calculating purchase orders and requests for redemption. However, if net asset values are not available and purchase orders / redemption requests are not able to be calculated, MFS shall reimburse and make the Company whole for any losses incurred as a result of such delays. If the Trust provides materially incorrect share net asset value information, the MFS shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.


ARTICLE II.  Certain Representations, Warranties and Covenants

         2.1. The Company represents and warrants that the Policies are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Policies, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are outstanding. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

         2.2. The Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contract under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will maintain such treatment and that it will notify the Trust or MFS immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.

         2.3. The Company represents and warrants that ALFS, the underwriter for the individual variable annuity and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and ALFS will sell and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         2.4. The Trust and MFS represent and warrant that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust.

         2.5. MFS represents and warrants that the Underwriter is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Trust and MFS represent that the Trust and the Underwriter will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

         2.6. The Trust represents that it is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

         2.7. MFS represents and warrants that it is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. MFS represents and warrants that it is not subject to state securities laws other than the securities laws of The Commonwealth of Massachusetts and that it is exempt from registration as an investment adviser under the securities laws of The Commonwealth of Massachusetts.

         2.8. No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the exemptive application pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding (the "Mixed and Shared Funding Exemptive Order").


ARTICLE III.  Prospectus and Proxy Statements; Voting

         3.1. At least annually, the Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Policy owners whose Policies are funded by such Shares. The Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Policies. If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Policies and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Policy and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Trust or its designee to bear the cost of printing the Shares' prospectus portion of such document for distribution to owners of existing Policies funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Policies not funded by the Shares. In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready" or diskette format, the Trust shall be responsible for providing the prospectus in the format in which it or MFS is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

         3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee. The Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Policy funded by the Shares. The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Policy not funded by the Shares.

         3.3. The Trust or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Policy owners.

         3.4. Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the printing of the Shares' prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.

         3.5. The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of mixed and shared funding.

         3.6.     If and to the extent required by law, the Company shall:

                  (a)      solicit voting instructions from Policy owners;

                  (b) vote the Shares in accordance with instructions received from Policy owners; and

                  (c) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Policy owners;

         so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. The Trust and MFS will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.


ARTICLE IV.  Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust, MFS, any other investment adviser to the Trust, or any affiliate of MFS are named, at least three
         (3) Business Days prior to its use. No such material shall be used if the Trust, MFS, or their respective designees reasonably objects to such use within three (3) Business Days after receipt of such material.

         4.2. The Company shall not give any information or make any representations or statement on behalf of the Trust, MFS, any other investment adviser to the Trust, or any affiliate of MFS or concerning the Trust or any other such entity in connection with the sale of the Policies other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, MFS or their respective designees, except with the permission of the Trust, MFS or their respective designees. The Trust, MFS or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, MFS or any of their affiliates which is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policy owners or prospective Policy owners) is so used, and neither the Trust, MFS nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

         4.3. The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least three (3) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within three (3) Business Days after receipt of such material.

         4.4. The Trust and MFS shall not give, and agree that the Underwriter shall not give, any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that MFS is an underwriter or distributor of the Policies.

         4.5. The Company and the Trust (or its designee in lieu of the Company or the Trust, as appropriate) will each provide to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to the Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities. The Company and the Trust shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Policies, the Trust or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

         4.6. The Trust and MFS will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. The Trust and MFS will cooperate with the Company so as to enable the Company to solicit proxies from Policy owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Trust and MFS will make reasonable efforts to attempt to have changes affecting Policy prospectuses become effective simultaneously with the annual updates for such prospectuses.

         4.7. For purpose of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), and sales literature (such as brochures, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.


ARTICLE V.  Fees and Expenses

         5.1. The Trust shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Trust, except that if the Trust or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution and Shareholder servicing expenses, then, subject to obtaining any required exemptive orders or regulatory approvals, the Trust may make payments to the Company or to the underwriter for the Policies if and in amounts agreed to by the Trust in writing. Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts.

         5.2. The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing the Trust's prospectuses and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust shall not bear any expenses of marketing the Policies.

         5.3. The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses in connection with new sales of the Policies and of distributing the Trust's Shareholder reports to Policy owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Policy prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Policy owners as required by state insurance laws.


ARTICLE VI.  Diversification and Related Limitations

          6.1. The Trust and MFS represent and warrant that each Portfolio will meet the diversification requirements of Section 851 of the Code ("Section 851 Diversification Requirements") and Section 817(h)(1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts ("Section 817(h)(1) Diversification Requirements"), as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections) (collectively, "Diversification Requirements"). In the event that any Portfolio is not so diversified at the end of any applicable quarter, the Trust and MFS will make every effort to adequately diversify the Portfolio so as to achieve compliance within the grace periods afforded by Treas. Reg. 1.817-5 and Section 851(d) of the Code (the "Grace Periods"). In the event that any Portfolio is not so diversified at the end of any applicable Grace Period, the Trust or MFS will promptly notify the Company of such non-diversification, such notification to be provided in no event later than 20 days after the end of the applicable Grace Period. The Trust will provide the Company with a certification as to quarterly compliance with Section 817(h) and the regulations thereunder, in such forms and at such time as the Company and the Trust shall agree.

          6.2. The Trust and MFS represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will make every effort to ensure the maintenance of such qualification (under Subchapter M or any successor or similar provision). In the event that any Portfolio is not so qualified at the end of any applicable quarter or grace period (if applicable), the Trust or MFS will promptly notify the Company of such nonqualification, such qualification to be provided in no event later than 20 days after the end of the applicable quarter or grace period (if applicable).


ARTICLE VII.  Potential Material Conflicts

         7.1. The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.

         7.2. The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

         7.3. A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

         7.4. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then
         (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2,
         7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


ARTICLE VIII.  Indemnification

         8.1.     Indemnification by the Company

                  The Company agrees to indemnify and hold harmless the Trust, MFS, any affiliates of MFS, and each of their respective directors/trustees, officers and each person, if any, who controls the Trust or MFS within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Policies or contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that this agreement to indemnify shall not -------- apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Trust or MFS for use in the registration statement, prospectus or statement of additional information for the Policies or in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust not supplied by the Company or its designee, or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

          (d) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

          (e) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement;

       as limited by and in accordance with the provisions of this Article VIII.


         8.2.     Indemnification by the Trust

                  The Trust agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this
         Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that -------- this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, MFS, the Underwriter or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Policies not supplied by the Trust, MFS, the Underwriter or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust, MFS or the Underwriter; or

          (d) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; or

          (e) arise out of or result from any failure to comply with the diversification requirements specified in Article VI of this Agreement; or

          (f) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

          (g) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of the Agreement;

       as limited by and in accordance with the provisions of this Article VIII.

          8.3. In no event shall the Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

          8.4. In no event shall the Company be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Trust or MFS, or any other Participating Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Trust or MFS hereunder or by any other
          Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by any other Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or
          (iii) subject to the Company's compliance with Section 2.2. hereof, the failure by any other Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

          8.5. Neither the Company nor the Trust shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

          8.6. Promptly after receipt by an Indemnified Party under this Section
          8.5. of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

          8.7. Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.

          8.8. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this
          Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.


ARTICLE IX.  Applicable Law

          9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

          9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  Notice of Formal Proceedings

       The Trust, MFS, and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.


ARTICLE XI.  Termination

11.1. This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

          (a) at the option of any party upon six (6) months' advance written notice to the other parties; or

          (b) at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Policy owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Trust by the Company; or

          (c) at the option of the Trust or MFS upon institution of formal proceedings against the Company by the NASD, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares; or

          (d) at the option of the Company upon institution of formal proceedings against the Trust by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Trust's or MFS' duties under this Agreement or related to the sale of the Shares; or

          (e) at the option of the Company, the Trust or MFS upon receipt of any necessary regulatory approvals and/or the vote of the Policy owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Trust of the Date of any proposed vote or other action taken to replace the Shares; or

          (f) termination by either the Trust or MFS by written notice to the Company, if either one or both of the Trust or MFS respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (g) termination by the Company by written notice to the Trust and MFS, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust or MFS has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (h) at the option of any party to this Agreement, upon another party's failure to cure (within 10 business days of notice from the non-breaching party) a material breach of any provision of this Agreement; or

          (i) upon assignment of this Agreement, unless made with the written consent of the parties hereto.

          11.2. The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.

          11.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for cause or for no cause.

          11.4. Except as necessary to implement Policy owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Policies (as opposed to the Shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Policy owners from allocating payments to a Portfolio that was otherwise available under the Policies, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.

          11.5. Notwithstanding any termination of this Agreement, the Trust and MFS shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (the "Existing
          Policies"), except as otherwise provided under Article VII of this Agreement. Specifically, without limitation, the owners of the Existing Policies shall be permitted to transfer or reallocate investment under the Policies, redeem investments in any Portfolio and/or invest in the Trust upon the making of additional purchase payments under the Existing Policies.

ARTICLE XII.  Notices

       Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Trust:

                  MFS Variable Insurance Trust
                  500 Boylston Street
                  Boston, Massachusetts  02116
                  Facsimile No.: (617) 954-6624
                  Attn:  Stephen E. Cavan, Secretary

         If to the Company:

                  Allstate Life Insurance Company of New York
                  3100 Sanders Road, Suite J5D
                  Northbrook, IL  60062
                  Facsimile No.: (847) 402-4371
                  Attn:  Michael J. Velotta, Esq.

         If to MFS:

                  Massachusetts Financial Services Company
                  500 Boylston Street
                  Boston, Massachusetts  02116
                  Facsimile No.: (617) 954-6624
                  Attn:  Stephen E. Cavan, General Counsel


ARTICLE XIII.  Miscellaneous

         13.1. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

         13.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         13.3. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

         13.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         13.5. The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

         13.6. Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

         13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         13.8. A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.


                         ALLSTATE LIFE INSURANCE COMPANY
                                            OF NEW YORK
                                            By its authorized officer,


                      By:
                          -------------------------------------------------

                      Title:
                           ----------------------------------------------


                          MFS VARIABLE INSURANCE TRUST,
                               on behalf of the Portfolios
                               By its authorized officer and not individually,


                       By:
                          -------------------------------------------------
                          James R. Bordewick, Jr.
                          Assistant Secretary

                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                        By its authorized officer,


                       By:
                          -------------------------------------------------
                         Arnold D. Scott
                         Senior Executive Vice President

                         As of August ___, 2000



                                   SCHEDULE A


                        Accounts, Policies and Portfolios
                     Subject to the Participation Agreement





============================================= =========================================== =======================================
               Name of Separate
               Account and Date                              Policies Funded                             Portfolios
       Established by Board of Directors                   by Separate Account                     Applicable to Policies

============================================= =========================================== =======================================


           Allstate Life of New York                 Group Flexible Premium Deferred                     Bond Series
              Separate Account A                       Variable Annuity Contracts                    High Income Series
                                                               (NYLU 446)                          Emerging Growth Series
               December 15, 1995                                                                  Growth with Income Series
                                                                                                    New Discovery Series
                                                                                                       Research Series





--------------------------------------------- ------------------------------------------- ---------------------------------------




Exhibit (8)(e)

                             PARTICIPATION AGREEMENT

                                  By and Among

                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                                       and

                             OPPENHEIMERFUNDS, INC.

THIS AGREEMENT, made and entered into as of the ___ day of ________, 2000 by and among Allstate Life Insurance Company of New York, a New York corporation (hereinafter the "Company") on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement, as may be amended from time to time by mutual consent (each account referred to as the "Account"), Oppenheimer Variable Account Funds, an open-end diversified management investment company organized under the laws of the State of Massachusetts (hereinafter the "Fund") and OppenheimerFunds, Inc., a Colorado Corporation (hereinafter the "Adviser").

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies (hereinafter "Participating Insurance Companies"); and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio (collectively the "Portfolios") of securities and other assets (the Portfolios covered by this Agreement are specified in Schedule 2 attached hereto as may be amended from time to time by mutual consent); and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (alternatively referred to as the "SEC" or the "Commission"), dated July 16, 1986 (File No. 812-6234), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 and serves as the investment adviser to the Fund;

WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts (hereinafter "Contracts") under the 1933 Act (unless an exemption from registration is available); and WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of New York, to set aside and invest assets attributable to the Contracts. (The Contract(s) and the Account(s) covered by the Agreement are specified in Schedule 1 attached hereto, as may be amended from time to time by mutual consent); and

WHEREAS, the Company has registered the Account as a unit investment trust under the 1940 Act (unless an exemption from registration is available); and


WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios named in Schedule 2 on behalf of the Account to fund the Contracts named in Schedule 1 and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser and the Company agree as follows: ARTICLE I. Sale of Fund Shares

          1.1. The Fund agrees to sell to the Company those shares of the Fund which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this
Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such order on the next following Business Day by no later than 10:00 A.M. New York time; however, the Company undertakes to use its best efforts to provide such notice to the Fund by no later than 9:30 A.M. New York time. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

          1.2. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with Section 1.1 hereof. Payment shall be in federal funds transmitted by wire pursuant to instructions of the Fund's Treasurer or by a credit for any shares redeemed.

          1.3. The Fund agrees to make an indefinite number of Fund shares available for purchase at the applicable net asset value per share by the Company for their separate Accounts listed in Schedule 2, on those days on which the Fund calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of any Portfolio.

          1.4. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and regulations promulgated thereunder (collectively, "Qualified Investors"), and/or to one or more registered investment companies that restrict the sale of shares of such registered investment companies to Qualified Investors, the sale of which will not impair the tax treatment currently afforded the contracts.

          1.5. The Fund shall not sell Fund shares to any insurance company or separate account unless a contractual obligation is in effect with respect to such sales to abide by the conditions of the Mixed and Shared Funding Exemptive Order that are addressed in Section 3.4 and Article VII of this Agreement.


          1.6. The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.6, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such request for redemption on the next following Business Day by no later than 10:00 A.M. New York time; however the Company undertakes to use its best efforts to provide such notice to the Fund by no later than 9:30 A.M. New York time.

          1.7. The Fund shall pay for the Fund shares that are redeemed within the time period specified in the Fund's prospectus or statement of additional information, provided, however, that if the Fund does not pay for the Fund shares that are redeemed on the next Business Day after a request to redeem shares is made, then the Fund shall apply any such delay in redemptions uniformly to all holders of shares of that Portfolio. Payment shall be in federal funds transmitted by wire pursuant to the instructions of the Company or by a credit toward any shares purchased on the Business Day on which the redemption payment is made.

          1.8. The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule 2 offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information.

          1.9. Issuance and transfer of the Funds' shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

          1.10. The Fund shall furnish notice as soon as reasonably practicable to the Company of any income, dividends or capital gain distributions payable on the Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and thereafter to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

          1.11. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. In the event the Fund is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Fund takes to make the closing net asset value available to the Company. If the Fund provides materially incorrect share net asset value information, the Fund shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.



ARTICLE II.  Representations and Warranties


          2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act (unless an exemption from registration is available) and, that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable state law and that it has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding or until registration is no longer required under federal and state securities laws. The Company shall amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

          2.2. Subject to Article VI hereof, the Company represents that it believes that the Contracts are currently and at the time of issuance will be treated as life insurance or annuity contracts under applicable provisions of the Internal Revenue Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

          2.3. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance and sold in accordance with applicable state and federal law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

          2.4. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          2.5. If the Fund considers the adoption of one or more plans under Rule 12b-1 under the 1940 Act to finance distribution expenses (a "12b-1 Plan"), the Company agrees to provide the Trustees any information as may be reasonably necessary for the Trustees to determine whether to adopt a 12b-1 Plan or Plans. The Fund shall notify the Company upon commencing to finance distribution expenses pursuant to Rule 12b-1.

          2.6. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply with applicable provisions of the 1940 Act.

          2.7. The Adviser represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance with any applicable state and federal securities laws.

          2.8. The Fund and Adviser each represent and warrant that all of its respective Directors, Trustees, officers, employees, investment advisers, and transfer agent of the Fund are and shall continue to be at all times covered by a blanket fidelity bond (which may, at the Fund's election, be in the form of a joint insured bond) or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Section 17(g) and Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable insurance company. The Adviser agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Company in the event that such coverage no longer applies.

          2.9. The Company represents and warrants that all of its directors, officers, employees, agents, investment advisers, and other individuals and entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than the equivalent of U.S. $3 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable insurance company. The Company agrees that any amount received under such bond in connection with claims that derive from arrangements described in this Agreement will be paid by the Company for the benefit of the Fund. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Adviser in the event that such coverage no longer applies.

          2.10. The Fund and Adviser represent that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with applicable state securities laws, if any, and the Fund and Adviser represent that their respective operations are and shall at all times remain in material compliance with applicable state securities laws to the extent required to perform this Agreement. The Fund and the Adviser also represent that they will comply with any applicable state insurance law restrictions, as provided in advance and in writing by the Company to the Fund and the Adviser, including the furnishing of information about the Fund not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state.

ARTICLE III. Prospectus and Proxy Statements; Voting

          3.1. At least annually, the Fund or the Adviser shall provide the Company, free of charge, with as many copies of the current prospectuses for the Portfolios as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Portfolios. The Fund or the Adviser shall provide the Company, at the Company's expense, with as many copies of the current prospectuses for the Portfolios as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a "camera ready" copy of the new prospectuses dated on or after May 1, 1999 as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectuses for the Portfolios are supplemented or amended) to have the prospectus for the Contracts and the prospectuses for the Portfolios printed together in one document. With respect to any prospectuses for the Portfolios that are printed in combination with any one or more Contract prospectus (the "Prospectus Booklet"), the costs of printing Prospectus Booklets for distribution to existing Contract owners shall be prorated to the Fund based on
(a) the ratio of the number of pages of the prospectuses included for the Portfolios in the Prospectus Booklets to the number of pages in the Prospectus Booklet as a whole; and (b) the ratio of the number of Contract owners with Contract value allocated to the Fund to the total number of Contract owners; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the Portfolios.

          3.2. The Fund's prospectus shall state that the statement of additional information for the Fund is available from the Fund (or its transfer agent). The Fund or its designee shall print and provide such Statement to the Company and to any owner of a Contract or prospective owner who requests such Statement at the Fund's expense.

          3.3. The Fund or the Adviser, at its expense, shall provide the Company with copies of the Fund's communications to shareholders and with copies of the Fund's proxy material and semi-annual and annual reports to shareholders (or may, at the Fund or the Adviser's option, reimburse the Company for the pro rata cost of printing such materials) in such quantities as the Company shall reasonably require, for distributing to Contract owners at the Company's expense. Upon request, the Adviser shall be permitted to review and approve the typeset form of such proxy material, communications and shareholder reports prior to such printing.

               3.4. If and to the extent required by law (or the Mixed and Shared Funding Exemptive Order) the Company shall: (i) solicit voting instructions from Contract owners; (ii) vote the Fund shares in accordance with instructions received from Contract owners or participants; and (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company's Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law.

               3.5. The Fund will comply with all applicable provisions of the 1940 Act requiring voting by shareholders. ARTICLE IV. Sales Material and Information

               4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten business days prior to its use. No such material shall be used if the Fund or its designee reasonably objects in writing to such use within ten business days after receipt of such material.

               4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or the Adviser concerning either of them in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund. The Fund agrees to respond to any request for approval in a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information promulgated or distributed by the Company or a subsidiary thereof, or their respective employees or agents, concerning the Fund or the Adviser which is intended only for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, by their employees and neither the Fund nor the Adviser shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials. The parties hereto agree that this section is not intended to designate or otherwise imply that the Company is an underwriter or distributor of the Fund's shares.

               4.3. The Adviser or Fund shall furnish or cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material which the Adviser or Fund prepared or caused to be prepared, in which the Company or its separate account is named, at least ten business days prior to its use. No such material shall be used if the Company or its designee reasonably objects in writing to such use within ten business days after receipt of such material.

               4.4. The Adviser and the Fund shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than information or representations contained in (i) the registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, (ii) reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or
(iii) sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis. The Adviser shall adopt and implement procedures reasonably designed to ensure that information promulgated or distributed by the Fund and/or the Adviser or any subsidiary thereof, or their respective employees or agents, concerning the Company, any of its affiliates, or the Contracts which is intended only for use only by brokers or agents selling the shares (i.e., information that it not intended for distribution to shareowners or prospective shareowners) is so used by their employees and agents, and neither the Company nor any of its affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials. The parties agree that this section is not intended to designate or otherwise imply that the Adviser is an underwriter or distributor of the Contracts.

               4.5. The Adviser will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials prepared by or at the request of the Fund, the Adviser, or any subsidiary of the Adviser, in which the Company or its separate account is named, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to any Portfolio or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

               4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials in which the Fund (or any Portfolio) or the Adviser is named, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

               4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and proxy materials and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.


               4.8. The Company agrees and acknowledges that the Adviser is the sole owner of the OppenheimerFunds, Inc. clasped hands mark and that all use of any designation comprised in whole or part of such mark under this Agreement shall inure to the benefit of the Adviser or the Fund. The Company shall not use such mark on its own behalf or on behalf of each Account in connection with marketing the Contracts without prior written consent of the Adviser, which consent shall not be unreasonably withheld, delayed or conditioned. Upon termination of this Agreement for any reason, the Company shall cease all use of any such mark.

               4.9. Except as otherwise expressly provided in this Agreement or as required by applicable law or regulation, neither the Fund nor the Adviser, nor any subsidiary of the Adviser shall use any trademark, trade name, service mark or logo of the Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without the Company's prior written consent, the granting of which shall be at the Company's sole option.

ARTICLE V.   Fees and Expenses

               5.1. The Fund and Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or Adviser, except as provided herein or in any other written agreement.

               5.2. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, the preparation of all statements and notices required by any federal or state law, and all applicable taxes on the issuance and transfer of the Fund's shares to the Company.

               5.3. The Company shall bear the expenses of distributing the Fund's prospectus, proxy materials, communications and reports to Contract owners and of printing and distributing the Fund's prospectus to prospective Contract owners.

ARTICLE VI. Diversification

               6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund represents and warrants that each Portfolio of the Fund will comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections). In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify each Portfolio of the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5. The Fund and Adviser represent that each Portfolio is qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualification (under Subchapter M or any successor provision).

ARTICLE VII. Potential Conflicts

               7.1. The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity contract and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

               7.2. The Company has received a copy of the Mixed and Shared Funding Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to be bound by the responsibilities of a participating insurance company as set forth in the Mixed and Shared Funding Exemptive Order, including without limitation the requirement that the Company report any potential or existing conflicts of which it is aware to the Board. The Company agrees to assist the Board in carrying out its responsibilities in monitoring such conflicts under the Mixed and Shared Funding Exemptive Order, by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded and by confirming in writing, at the Fund's request, that the Company is unaware of any such potential or existing material irreconcilable conflicts.

               7.3. If it is determined by a majority of the Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company and the relevant Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:
(1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or life insurance Contract owners, of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

               7.4. If the Company's disregard of voting instructions could conflict with the majority of Contract owners voting instructions, and if the Company and/or the Fund and the Adviser reasonably determine that a material irreconcilable conflict (as set forth in the Mixed and Shared Funding Exemptive Order) may arise as a result, then the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented. Until such withdrawal and termination is implemented, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

               7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict. Until such withdrawal and termination is implemented, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund, subject to applicable regulatory limitation. Such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

               7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

               7.7. Upon request, the Company shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

               7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, the
          (a) the Fund and/or the Participating Insurance Companies (including the Company), as appropriate, shall take such reasonable steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and
          (b) Sections 3.4, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


ARTICLE VIII.         Indemnification

               8.1.    Indemnification By The Company


               (a). The Company agrees to indemnify and hold harmless the Fund and the Adviser, each member of their Board of Trustees or Board of Directors, each of their officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances which they were made; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Adviser for use in the registration statement, prospectus or statement of additional information for the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares, provided any such statement or representation or such wrongful conduct was not made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Advisor or the Fund; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished to the Fund or the Adviser by or on behalf of the Company or persons under its control; or

               (iv) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.

               (b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.


          8.2.    Indemnification by Adviser and Fund


               8.2(a)(1). The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company for use in the Fund registration statement, prospectus or statement of additional information, or sales literature or other promotional material for the Contracts or of the Fund; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract registration statement, the Contract prospectus, statement of additional information, or sales literature or other promotional material for the Contracts not supplied by the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts, provided any such statement or representation or such wrongful conduct was not made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company; or

               (iii) arise out of any untrue statement or allegedly untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature covering the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or persons under the control of the Adviser; or

               (iv) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund;

               (v) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

except to the extent provided in Sections 8.2(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Adviser may otherwise have.

               8.2(a)(2) The Fund agrees to indemnify and hold harmless the Indemnified Parties [as defined in Section 8.2(a)(1)] against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Fund or the sale or acquisition of the Fund's shares and:

               (i) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact or (b) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, if such fact, statement or omission is contained in the registration statement for the Fund or the Contracts, or in the prospectus or statement of additional information for the Contracts or the Fund, or in any amendment to any of the foregoing, or in sales literature or other promotional material for the Contracts or of the Fund, provided, however, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement, fact or omission or such alleged statement, fact or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Indemnified Party; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract registration statement, the Contract prospectus, statement of additional information, or sales literature or other promotional material for the Contracts not supplied by the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively) or wrongful conduct of the Fund or persons under its control with respect to the sale or distribution of Contracts, provided any such statement or representation or such wrongful conduct was not made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company; or

               (iii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement);

               (iv) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

except to the extent provided in Section 8.2(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Fund may otherwise have.

               (b). The Fund and Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.


                      8.3     Indemnification Procedure


Any person obligated to provide indemnification under this Article VIII ("indemnifying party" for the purpose of this Section 8.3) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("indemnified party" for the purpose of this Section 8.3) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provisions of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of failure to give such notice. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement. ARTICLE IX. Applicable Law

               9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. 9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.   Termination

               10.1    This Agreement shall terminate:

               (a) at the option of any party upon six month's advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

               (b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of the Contracts as determined by the Company reasonably and in good faith; or

               (c) at the option of the Fund or the Adviser upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

               (d) at the option of the Company upon institution of formal proceedings against the Fund or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, which would have a material adverse effect on the Adviser's or the Fund's ability to perform its obligations under this Agreement; or

               (e) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 45 days prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

               (f) at the option of the Company or the Fund upon a determination by a majority of the Board, or a majority of the disinterested Board members, that an irreconcilable material conflict exists among the interests of (i) all Contract owners of variable insurance products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund as delineated in Article VII of this Agreement; or

               (g) at the option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

               (h) at the option of the Company if the Fund fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably believes that the Fund will fail to meet such requirements; or

               (i) at the option of any party to this Agreement, upon another party's failure to cure a material breach of any provision of this Agreement within thirty days after written notice thereof; or

               (j) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

               (k) at the option of the Fund or the Adviser, if the Fund or Adviser respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser; or

               (l) subject to the Fund's compliance with Article VI hereof, at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable requirements of federal and/or state law.

                      10.2    Notice Requirement.

               (a) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

               (b) In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(b) - (d) or 10.1(g) - (i), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

               (c) In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(j) or 10.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

               10.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

               10.4.   Effect of Termination.


               (a) Notwithstanding any termination of this Agreement pursuant to
Section 10.1 of this Agreement and subject to Section 1.3 of this Agreement, the Company may require the Fund to continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

               (b) If shares of the Fund continue to be made available after termination of this Agreement pursuant to this Section 10.4, the provisions of this Agreement shall remain in effect except for Section 10.1(a) and thereafter the Fund, the Adviser, or the Company may terminate the Agreement, as so continued pursuant to this Section 10.4, upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances but need not be for more than 90 days.

               10.5 Except as necessary to implement Contract owner initiated or approved transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account), and the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts, until 45 days after the Company shall have notified the Fund or the Adviser of its intention to do so.

ARTICLE XI.  Notices

Any notice shall be deemed duly given only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given on the date received or rejected by the addressee.

                      If to the Fund:
                              Oppenheimer Variable Account Funds
                              6801 Tucson Way
                              Englewood, CO 80112
                              Attn: Treasurer

                      If to the Adviser:
                              OppenheimerFunds, Inc.
                              2 World Trade Center
                              New York, NY 10048-0669
                              Attn: Andrew J. Donohue, Esq.
                              Executive Vice President and General Counsel

                      If to the Company:
                              Allstate Life Insurance Company of New York
                              3100 Sanders Road

                              Suite J5D
                              Northbrook, IL 60062
                              Attention:  Michael J. Velotta, Esq.

ARTICLE XII. Miscellaneous

               12.1. The Company and the Adviser each understand and agree that the obligations of the Fund under this Agreement are not binding upon any shareholder or Trustee of the Fund personally, but bind only the Fund and the Fund's property; the Company and the Adviser each represent that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund

               12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential and all information reasonably identified as confidential in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express written consent of the affected party .

               12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

               12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

               12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

               12.6. This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

               12.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

               12.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

               12.9. Except as may otherwise be required under Article VII, the rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

               12.10. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect. 12.11. The foregoing constitutes the entire Agreement between the parties hereto, and shall not be modified, amended or assigned except by an Agreement in writing signed by an authorized representative of each such party.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date specified below.

                                 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                       By its authorized officer,

                    By: ___________________________________

                    Title: __________________________________

                    Date:___________________________________

OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                       By its authorized officer,

                    By: ___________________________________

                    Title:    _________________________________

                    Date: ___________________________________

                                       OPPENHEIMERFUNDS, INC.
                                       By its authorized officer,

                     By: ___________________________________

                     Title:    _________________________________


                     Date: ___________________________________



Exhibit (8)(f)

                                  PARTICIPATION AGREEMENT

                                      Among

                        VARIABLE INSURANCE PRODUCTS FUND,

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                THIS AGREEMENT, made and entered into as of the ___day of_______, 2000 by and among ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK,(hereinafter the "Company"), a New York corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the VARIABLE INSURANCE PRODUCTS FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

                WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and

                WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and

                WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

                WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

                WHEREAS, Fidelity Management & Research Company (the "Adviser") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and


                WHEREAS, the Company has registered or will register certain variable life insurance and variable annuity contracts under the 1933 Act; and

                WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid variable annuity contracts; and

                WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

                WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

                WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

                NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

                         ARTICLE I. Sale of Fund Shares

                1.1. The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Boston time on the next following Business Day. Beginning within three months of the effective date of this Agreement, the Company agrees that orders for the purchase or redemption of shares of the Funds on behalf of the Accounts will be placed directly by the Company with the Funds or their transfer agent by electronic transmission. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

                1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.



                1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

                1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of
Article II of this Agreement is in effect to govern such sales.

                1.5. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.

                1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable annuity contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the "Contracts") shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Fund.

                1.7. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

                1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

                1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.


                1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time.

                   ARTICLE II. Representations and Warranties

                2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the New York Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

                2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of New York and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

                2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

                2.4. The Company represents that the Contracts are currently treated as endowment or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.


                2.5. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

          (b) With respect to Service Class shares, the Fund has adopted a Rule 12b-1 Plan under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved the Fund's Rule 12b-1 Plan to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plan will be approved by a similarly constituted board of trustees.

                2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of New York and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of New York to the extent required to perform this Agreement.

                2.7. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of New York and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

                2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

                2.9. The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of New York and any applicable state and federal securities laws.

                2.10. The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.


                2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

                ARTICLE III.  Prospectuses and Proxy Statements; Voting

                3.1. The Underwriter shall provide the Company with as many printed copies of the Fund's current prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund's prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.

                The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.


                3.2. The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Company (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund).

                3.3. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

     3.4. If and to the extent required by law the Company shall: (i) solicit voting instructions from Contract owners; (ii) vote the Fund shares in accordance with instructions received from Contract owners; and (iii) vote Fund shares for which no instructions have been received in a particular separate account in the same proportion as Fund shares of such portfolio for which instructions have been received in that separate account, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies.

                3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

                4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.


                4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

                4.3. The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

                4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

                4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

                4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.


                          ARTICLE V. Fees and Expenses

                5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund.

                5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

                5.3. The Company shall bear the expenses of distributing the Fund's prospectus, proxy materials and reports to owners of Contracts issued by the Company.

                           ARTICLE VI. Diversification

                6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

                        ARTICLE VII. Potential Conflicts

                7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.


                7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

                7.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

                7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

                7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.


                7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

                7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                          ARTICLE VIII. Indemnification

                8.1.  Indemnification By The Company

                8.1(a). The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (i) arise out of or are based upon any untrue  statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the
               Contracts(or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omissionor such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                    (iii) arise out of any untrue  statement  or alleged  untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                    (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or


                    (v) arise out of or result from any  material  breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

     8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

     8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

  8.2.  Indemnification by the Underwriter

8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company and its affiliated principal underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter which shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:


          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

          (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or


          (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.


8.3.  Indemnification By the Fund

8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

                    (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement);or

                    (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.


8.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

                           ARTICLE IX. Applicable Law

                9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

                9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. Termination

 10.1. This Agreement shall continue in full force and effect until the first to occur of:

          (a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

          (b) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

          (c) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

          (d) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or


          (e) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

          (f) termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (g) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (h) termination by the Fund or the Underwriter by written notice to the Company, if the Company gives the Fund and the Underwriter the written notice specified in Section 1.6(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this
     Section 10.1(h) shall be effective forty five (45) days after the notice specified in Section 1.6(b) was given.

          10.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.


          10.3 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or
     (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.

                               ARTICLE XI. Notices

                Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                If to the Fund:
                      82 Devonshire Street
                      Boston, Massachusetts  02109
                      Attention:  Treasurer

                If to the Company:
                      Allstate Life Insurance Company of New York
                      3100 Sanders Road, Suite J5D

                      Northbrook, IL  60062
                      Attention: Michael J. Velotta, Esq.

                If to the Underwriter:
                      82 Devonshire Street
                      Boston, Massachusetts  02109
                      Attention:  Treasurer



                           ARTICLE XII. Miscellaneous

                12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

                12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

                12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.

                12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement. The Company shall promptly notify the Fund and the Underwriter of any change in control of the Company.


12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

          (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

          (b) the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

          (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

          (d) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

          (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

               ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

               By:         _________________________

               Name:  _________________________

               Title:      _________________________


               VARIABLE INSURANCE PRODUCTS FUND

               By:         ________________________
                           Robert C. Pozen
                           Senior Vice President

               FIDELITY DISTRIBUTORS CORPORATION

               By:         _______________________
                           Kevin J. Kelly
                           Vice President






                                   Schedule A

                   Separate Accounts and Associated Contracts

Name of Separate Account and                  Policy Form Numbers of Contracts
Date Established by Board of Directors        Funded By Separate Account

Allstate Life of New York           NYLU 446
Separate Account A -
December 15, 1995






                                   SCHEDULE B

                             PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

         Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report no longer needs to be sent to each Customer by the Company either before or together with the Customers' receipt of a proxy statement. Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.


4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Legal Department of the Underwriter or its affiliate ("Fidelity Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:


a.          name (legal name as found on account registration)
b.          address
c.          Fund or account number
d.          coding to state number of units
e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund)

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to Customers by Company will include:

a.          Voting Instruction Card(s)
b.          One proxy notice and statement (one document)
c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
d.          "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests
            Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
e. cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal.


6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal.

7.      Package mailed by the Company.
        * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

        Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by Fidelity in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

        Note: For Example, If the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Fidelity Legal must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.



Exhibit (8)(g)

                          FUND PARTICIPATION AGREEMENT

This Agreement is entered into as of the day of , 2000, ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York (Insurance Company"), and each of DREYFUS VARIABLE INVESTMENT FUND; THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; DREYFUS LIFE AND ANNUITY INDEX FUND, INC. (d/b/a DREYFUS STOCK INDEX FUND); AND DREYFUS INVESTMENT PORTFOLIOS (each a "Fund").

                                    ARTICLE I

                                   DEFINITIONS

1.1   "Act" shall mean the Investment Company Act of 1940, as amended.

1.2 "Board" shall mean the Board of Directors or Trustees, as the case may be, of a Fund, which has the responsibility for management and control of the Fund.

1.3 "Business Day" shall mean any day for which a Fund calculates net asset value per share as described in the Fund's Prospectus.

1.4   "Commission" shall mean the Securities and Exchange Commission.

1.5 "Contract" shall mean a variable annuity or life insurance contract that uses any Participating Fund (as defined below) as an underlying investment medium. Individuals who participate under a group Contract are "Participants."

1.6 "Contractholder" shall mean any entity that is a party to a Contract with a Participating Company (as defined below).

1.7 "Disinterested Board Members" shall mean those members of the Board of a Fund that are not deemed to be "interested persons" of the Fund, as defined by the Act.

1.8 "Dreyfus" shall mean The Dreyfus Corporation and its affiliates, including Dreyfus Service Corporation.

1.9 "Participating Companies" shall mean any insurance company (including Insurance Company) that offers variable annuity and/or variable life insurance contracts to the public and that has entered into an agreement with one or more of the Funds.

1.10 "Participating Fund" shall mean each Fund, including, as applicable, any series thereof, specified in Exhibit A, as such Exhibit may be amended from time to time by agreement of the parties hereto, the shares of which are available to serve as the underlying investment medium for the aforesaid Contracts.

1.11 "Prospectus" shall mean the current prospectus and statement of additional information of a Fund, as most recently filed with the Commission.

1.12 "Separate Account" shall mean Allstate Life of New York Separate Account A, a separate account established by Insurance Company in accordance with the laws of the State of New York.

1.13 "Software Program" shall mean the software program used by a Fund for providing Fund and account balance information including net asset value per share. Such Program may include the Lion System. In situations where the Lion System or any other Software Program used by a Fund is not available, such information may be provided by telephone. The Lion System shall be provided to Insurance Company at no charge.

1.14 "Insurance Company's General Account(s)" shall mean the general account(s) of Insurance Company and its affiliates that invest in a Fund.

ARTICLE II REPRESENTATIONS

2.1 Insurance Company represents and warrants that

     (a) it is an insurance company duly organized and in good standing under applicable law;

     (b) it has legally and validly established the Separate Account pursuant to the insurance laws of the State of New York and the regulation there under the purpose of offering to the public certain individual and group variable annuity and life insurance contracts;

     (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; and

     (d) the Separate Account is eligible to invest in shares of each Participating Fund without such investment disqualifying any Participating Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.2 Insurance Company represents and warrants that

     (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended ("1933 Act");

     b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and

     (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to notify each Participating Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Participating Fund.

     2.3 Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from Insurance Company's General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.

     2.4 Each Participating Fund represents that it is registered with the Commission under the Act as an open-end, management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Participating Fund to operate and offer its shares as an underlying investment medium for Participating Companies.

     2.5 Each Participating Fund represents that it is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.6 Insurance Company represents and agrees that the Contracts are currently, and at the time of issuance will be, treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify each Participating Fund and Dreyfus immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. Insurance Company agrees that any prospectus offering a Contract that is a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).

2.7 Each Participating Fund agrees that its assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code.

2.8 Insurance Company agrees that each Participating Fund shall be permitted (subject to the other terms of this Agreement) to make its shares available to other Participating Companies and Contractholders.

2.9 Each Participating Fund represents and warrants that any of its directors, trustees, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Participating Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10 Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of each Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Participating Fund. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 Insurance Company agrees that Dreyfus shall be deemed a third party beneficiary under this Agreement and may enforce any and all rights conferred by virtue of this Agreement.


ARTICLE III FUND SHARES

3.1 The Contracts funded through the Separate Account will provide for the investment of certain amounts in shares of each Participating Fund.

3.2 Each Participating Fund agrees to make its shares available for purchase at the then applicable net asset value per share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, each Participating Fund may refuse to sell its shares to any person, or suspend or terminate the offering of its shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of its Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the Participating Fund's shareholders.

3.3 Each Participating Fund agrees that shares of the Participating Fund will be sold only to (a) Participating Companies and their separate accounts or
     (b) "qualified pension or retirement plans" as determined under Section 817(h)(4) of the Code. Except as otherwise set forth in this Section 3.3, no shares of any Participating Fund will be sold to the general public.

3.4 Each Participating Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per-share basis to Insurance Company by 6:00 p.m. Eastern time on each Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported immediately upon discovery to Insurance Company. Non-material errors will be corrected in the next Business Day's net asset value per share.

3.5 At the end of each Business Day, Insurance Company will use the information described in Sections 3.2 and 3.4 to calculate the unit values of the Separate Account for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of each Participating Fund's shares that will be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders will be transmitted to each Participating Fund by Insurance Company by 11:00 a.m. Eastern time on the Business Day next following Insurance Company's receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company's General Accounts shall be effected at the net asset value per share of each Participating Fund next calculated after receipt of the order by the Participating Fund or its Transfer Agent.

3.6 Each Participating Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of Participating Fund shares for the Separate Account. Each Participating Fund will execute orders at the applicable net asset value per share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the Participating Fund receives notice of such orders by 11:00 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Participating Fund shares, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value per share computed on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied in accordance with the requirements of this Section and Section 3.8. Insurance Company represents and warrants that all orders submitted by the Insurance Company for execution on the effective trade date shall represent purchase or redemption orders received from Contractholders prior to the close of trading on the New York Stock Exchange on the effective trade date.

3.7 Insurance Company will make its best efforts to notify each applicable Participating Fund in advance of any unusually large purchase or redemption orders.

3.8 If Insurance Company's order requests the purchase of a Participating Fund's shares, Insurance Company will pay for such purchases by wiring Federal Funds to the Participating Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the applicable Participating Fund payment in Federal Funds by 12:00 noon Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to Section
     3.5. Each applicable Participating Fund will execute such orders at the applicable net asset value per share determined as of the close of trading on the effective trade date if the Participating Fund receives payment in Federal Funds by 12:00 midnight Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to Section
     3.5. If payment in Federal Funds for any purchase is not received or is received by a Participating Fund after 12:00 noon Eastern time on such Business Day, Insurance Company shall promptly, upon each applicable Participating Fund's request, reimburse the respective Participating Fund for any charges, costs, fees, interest or other expenses incurred by the Participating Fund in connection with any advances to, or borrowings or overdrafts by, the Participating Fund, or any similar expenses incurred by the Participating Fund, as a result of portfolio transactions effected by the Participating Fund based upon such purchase request. If Insurance Company's order requests the redemption of any Participating Fund's shares valued at or greater than $1 million dollars, the Participating Fund will wire such amount to Insurance Company within seven days of the order.

3.9 Each Participating Fund has the obligation to ensure that its shares are registered with applicable federal agencies at all times.

3.10 Each Participating Fund will confirm each purchase or redemption order made by Insurance Company. Transfer of Participating Fund shares will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record shares ordered from a Participating Fund in an appropriate title for the corresponding account.

3.11 Each Participating Fund shall credit Insurance Company with the appropriate number of shares.

3.12 On each ex-dividend date of a Participating Fund or, if not a Business Day, on the first Business Day thereafter, each Participating Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per share. All dividends and capital gains shall be automatically reinvested in additional shares of the applicable Participating Fund at the net asset value per share on the ex-dividend date. Each Participating Fund shall, on the day after the ex-dividend date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued.


 ARTICLE IV STATEMENTS AND REPORTS

4.1 Each Participating Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company's accounts by the fifteenth (15th) Business Day of the following month.

4.2 Each Participating Fund shall distribute to Insurance Company copies of the Participating Fund's Prospectuses, proxy materials, notices, periodic reports and other printed materials (which the Participating Fund customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant. Insurance Company may elect to print the Participating Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information, which are also offered in Insurance Companies insurance product at their own cost. At Insurance Company's request, the Participating Fund will provide, in lieu of printed documents, camera-ready copy or diskette of prospectuses, annual and semi-annual reports for printing by the Insurance Company.

4.3 Each Participating Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Participating Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.4 Insurance Company will provide to each Participating Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

4.5 Insurance Company will provide Participating Funds on a semi-annual basis, or more frequently as reasonably requested by the Participating Funds, with a current tabulation of the number of existing Variable Contract owners of Insurance Company whose Variable Contract values are invested in the Participating Funds. This tabulation will be sent to Participating Funds in the form of a letter signed by a duly authorized officer of the Insurance Company attesting to the accuracy of the information contained in the letter.


ARTICLE V EXPENSES

5.1 The charge to each Participating Fund for all expenses and costs of the Participating Fund, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be included in the determination of the Participating Fund's daily net asset value per share.

5.2 Except as provided in Article IV and V, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of any Participating Fund or expenses relating to the distribution of its shares. Insurance Company shall pay the following expenses or costs:

a. Such amount of the production expenses of any Participating Fund materials, including the cost of printing a Participating Fund's Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as Dreyfus and Insurance Company shall agree from time to time.
b. Distribution expenses of any Participating Fund materials or marketing materials for prospective Insurance Company Contractholders and Participants.
c. Distribution expenses of any Participating Fund materials or marketing materials for Insurance Company Contractholders and Participants. Except as provided herein, all other expenses of each Participating Fund shall not be borne by Insurance Company.


ARTICLE VI EXEMPTIVE RELIEF

6.1 Insurance Company has reviewed a copy of (i) the amended order dated December 31, 1997 of the Securities and Exchange Commission under Section 6(c) of the Act with respect to Dreyfus Variable Investment Fund and Dreyfus Life and Annuity Index Fund, Inc.; and (ii) the order dated February 5, 1998 of the Securities and Exchange Commission under Section 6(c) of the Act with respect to The Dreyfus Socially Responsible Growth Fund, Inc. and Dreyfus Investment Portfolios, and, in particular, has reviewed the conditions to the relief set forth in each related Notice. As set forth therein, if Dreyfus Variable Investment Fund, Dreyfus Life and Annuity Index Fund, Inc., The Dreyfus Socially Responsible Growth Fund, Inc. or Dreyfus Investment Portfolios is a Participating Fund, Insurance Company agrees, as applicable, to report any potential or existing conflicts promptly to the respective Board of Dreyfus Variable Investment Fund, Dreyfus Life and Annuity Index Fund, Inc., The Dreyfus Socially Responsible Growth Fund, Inc. and/or Dreyfus Investment Portfolios, and, in particular, whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting each applicable Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2 If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in a Participating Fund, the Board shall give prompt notice to all Participating Companies and any other Participating Fund. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

     a. Withdrawing the assets allocable to the Separate Account from the Participating Fund and reinvesting such assets in another Participating Fund (if applicable) or a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders; and/or

     b.   Establishing a new registered management investment company.

6.3 If a aterial irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in a Participating Fund, Insurance Company may be required, at the Board's election, to withdraw the investments of the Separate Account in that Participating Fund.

6.4 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will any Participating Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5 No action by Insurance Company taken or omitted, and no action by the Separate Account or any Participating Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI, shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.


ARTICLE VII VOTING OF PARTICIPATING FUND SHARES

7.1 Each Participating Fund shall provide Insurance Company with copies, at no cost to Insurance Company, of the Participating Fund's proxy material, reports to shareholders and other communications to shareholders in such quantity as Insurance Company shall reasonably require for distributing to Contractholders or Participants. Insurance Company shall:

     (a) solicit voting instructions from Contractholders or Participants on a timely basis and in accordance with applicable law;

     (b) vote the Participating Fund shares in accordance with instructions received from Contractholders or Participants; and

     (c)vote the Participating Fund shares for which no instructions have been received in the same proportion as Participating Fund shares for which instructions have been received. Insurance Company agrees at all times to vote its General Account shares in the same proportion as the Participating Fund shares for which instructions have been received from Contractholders or Participants. Insurance Company further agrees to be responsible for assuring that voting the Participating Fund shares for the Separate Account is conducted in a manner consistent with other Participating Companies.

7.2 Insurance Company agrees that it shall not, without the prior written consent of each applicable Participating Fund and Dreyfus, solicit, induce or encourage Contractholders to

     (a) change or supplement the Participating Fund's current investment adviser or

     (b) change, modify, substitute, add to or delete from the current investment media for the Contracts.


ARTICLE VIII MARKETING AND REPRESENTATIONS

8.1 Each Participating Fund or its underwriter shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

     a.   Current Prospectus and any supplements thereto; and

     b.   Other marketing materials.

Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 5.2 of this Agreement.

8.2 Insurance Company shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3 Insurance Company shall furnish, or shall cause to be furnished, to each applicable Participating Fund or its designee, each piece of sales literature or other promotional material in which the Participating Fund, its investment adviser or the administrator is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Participating Fund or its designee approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Each applicable Participating Fund or its designee, as the case may be, shall use all reasonable efforts to respond within ten days of receipt.

8.4 Insurance Company shall not give any information or make any representations or statements on behalf of a Participating Fund or concerning a Participating Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus of, as may be amended or supplemented from time to time, or in reports or proxy statements for, the applicable Participating Fund, or in sales literature or other promotional material approved by the applicable Participating Fund.

8.5 Each Participating Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Participating Fund's sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least fifteen Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within ten days of receipt.

8.6 Each Participating Fund shall not, in connection with the sale of Participating Fund shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account that are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.


ARTICLE IX INDEMNIFICATION

9.1 Insurance Company agrees to indemnify and hold harmless each Participating Fund, Dreyfus, each respective Participating Fund's investment adviser and sub-investment adviser (if applicable), each respective Participating Fund's distributor, and their respective affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of Section 9.1), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund or with respect to the Separate Account or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the respective Participating Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which the respective Participating Fund's shares are an underlying investment; (iii) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or the respective Participating Fund's shares; (iv) arise out of Insurance Company's incorrect calculation and/or untimely reporting of net purchase or redemption orders; or
(v) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the respective Participating Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2 Each Participating Fund severally agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund; (2) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the respective Participating Fund; and the respective Participating Fund will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the respective Participating Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the respective Participating Fund by Insurance Company specifically for use therein. This indemnity agreement will be in addition to any liability which the respective Participating Fund may otherwise have.

9.3 Each Participating Fund severally shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the respective Participating Fund's (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the respective Participating Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company.

9.4 Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The provisions of this Article IX shall survive termination of this Agreement.

9.5 Insurance Company shall indemnify and hold each respective Participating Fund, Dreyfus and sub-investment adviser of the Participating Fund harmless against any tax liability incurred by the Participating Fund under Section 851 of the Code arising from purchases or redemptions by Insurance Company's General Accounts or the account of its affiliates.


ARTICLE X COMMENCEMENT AND TERMINATION

10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2 This Agreement shall terminate without penalty:

     a. As to any Participating Fund, at the option of Insurance Company or the Participating Fund at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the respective Participating Fund and Insurance Company;

     b. As to any Participating Fund, at the option of Insurance Company, if shares of that Participating Fund are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Participating Fund makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

     c. As to a Participating Fund, at the option of Insurance Company, upon the institution of formal proceedings against that Participating Fund by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair that Participating Fund's ability to meet and perform the Participating Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

     d. As to a Participating Fund, at the option of each Participating Fund, upon the institution of formal proceedings against Insurance Company by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Participating Fund's reasonable judgment, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by such Participating Fund with said termination to be effective upon receipt of notice;

     e. As to a Participating Fund, at the option of that Participating Fund, if the Participating Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of that Participating Fund or Dreyfus, such Participating Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Participating Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

     f. As to a Participating Fund, at the option of Insurance Company, if Insurance Company shall determine, in its sole judgment reasonably exercised in good faith that the Participating Fund has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operations of Insurance Company or its Separate Account, the Insurance Company shall notify the Participating Fund in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Participating Fund and any other changes in circumstances since the giving of such notice, such determination of Insurance Company shall continue to apply to the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

     g. Upon termination of the Investment Advisory Agreement between that Participating Fund and Dreyfus or its successors unless Insurance Company specifically approves the selection of a new Participating Fund investment adviser. Such Participating Fund shall promptly furnish notice of such termination to Insurance Company;

     h. As to a Participating Fund, in the event that Participating Fund's shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately as to that Participating Fund only upon such occurrence without notice;

     i. At the option of a Participating Fund upon a determination by its Board in good faith that it is no longer advisable and in the best interests of shareholders of that Participating Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by such Participating Fund to Insurance Company of such termination;

     j. At the option of a Participating Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if such Participating Fund reasonably believes that the Contracts may fail to so qualify;

     k. At the option of any party to this Agreement, upon another party's breach of any material provision of this Agreement;

     l. At the option of a Participating Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

     m. Upon assignment of this Agreement, unless made with the written consent of every other non-assigning party. Any such termination pursuant to Section 10.2a, 10.2d, 10.2e, 10.2f or 10.2k herein shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of
          Article IX of this Agreement.


10.3 Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, each Participating Fund and Dreyfus may, at the option of the Participating Fund, continue to make available additional shares of that Participating Fund for as long as the Participating Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if that Participating Fund and Dreyfus so elect to make additional Participating Fund shares available, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in that Participating Fund, redeem investments in that Participating Fund and/or invest in that Participating Fund upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, such Participating Fund and Dreyfus, as promptly as is practicable under the circumstances, shall notify Insurance Company whether Dreyfus and that Participating Fund will continue to make that Participating Fund's shares available after such termination. If such Participating Fund shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either of that Participating Fund or Insurance Company may terminate the Agreement as to that Participating Fund, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Participating Fund, need not be for more than six months.

10.4 Termination of this Agreement as to any one Participating Fund shall not be deemed a termination as to any other Participating Fund unless Insurance Company or such other Participating Fund, as the case may be, terminates this Agreement as to such other Participating Fund in accordance with this Article X.


ARTICLE XI AMENDMENTS

11.1 Any other changes in the terms of this Agreement, except for the addition or deletion of any Participating Fund as specified in Exhibit A, shall be made by agreement in writing between Insurance Company and each respective Participating Fund.


ARTICLE XII NOTICE

12.1 Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:
Insurance Company: Allstate Life Insurance Company of New York 3100 Sanders Road, Suite J5D Northbrook, IL 60062 Attn: Michael J. Velotta, ESQ. Participating Funds: [Name of Fund] c/o Premier Mutual Fund Services, Inc. 200 Park Avenue New York, New York 10166 Attn: Vice President and Assistant Secretary with copies to: [Name of Fund] c/o The Dreyfus Corporation 200 Park Avenue New York, New York 10166 Attn: General Counsel Stroock & Stroock & Lavan 180 Maiden Lane New York, New York 10038-4982 Attn: Lewis G. Cole, Esq. Stuart
H. Coleman, Esq. Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.


ARTICLE XIII MISCELLANEOUS

13.1 This Agreement has been executed on behalf of each Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any director, trustee, officer or shareholder of the Fund individually. It is agreed that the obligations of the Funds are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.



ARTICLE XIV LAW

14.1 This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.


ARTICLE XV FOREIGN TAX CREDITS

15.1 Each Participating Fund agrees to consult in advance with Insurance Company concerning any decision to elect or not to pass through the benefit of any foreign tax credits to the Participating Fund's shareholders pursuant to Section 853 of the Code.




IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.


ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
By:
Its: Attest:_____________________


DREYFUS LIFE AND ANNUITY INDEX FUND, INC. (d/b/a DREYFUS STOCK INDEX FUND)
By:
Its: Attest:______________

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.
By:
Its: Attest:_____________________

DREYFUS VARIABLE INVESTMENT FUND
By:
Its: Attest:_____________________

DREYFUS INVESTMENT PORTFOLIOS
By:
Its: Attest:_____________________


Exhibit (8)(h)



                             PARTICIPATION AGREEMENT

                                      Among

                           LSA VARIABLE SERIES TRUST,

                            LSA ASSET MANAGEMENT LLC

                                       And

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK



                  THIS AGREEMENT (the "Agreement"), made and entered into as of the first day of May 2002, by and among Allstate Life Insurance Company of New York (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement (collectively, the "Accounts"), LSA Variable Series Trust (the "Fund") and LSA Asset Management LLC (the "Manager").

                  WHEREAS, the Fund is an open-end management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established in the future for variable life insurance policies, variable annuity contracts and other tax-deferred products offered by insurance companies (the "Participating Insurance Companies");

                  WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio", (collectively, the "Portfolios") and each representing the interests in a particular managed pool of securities and other assets;

                  WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), dated October 4, 1999 (File No. 812-11656) (hereinafter, the "Order") granting relief to the Fund, the Manager and any subsequently registered open-end investment companies that in the future are advised by the Manager, or by any entity controlling, controlled by, or under common control with the Manager. Specifically, the Order provides exemptions from Section 15(a) of the 1940 Act and Rule 18f-2 thereunder, subject to the conditions set forth in the application, to permit investment advisers other than the Manager, to serve and act as an investment sub-adviser to one or more portfolios of the Fund (the "Adviser(s)") pursuant to written agreements between the Manager and each Adviser that have been approved by the Board of Trustees of the Fund (the "Board") but which have not been approved by a vote of a majority of the outstanding voting securities of each portfolio. The Order also provides exemptions from: certain registration statement disclosure requirements of Items 3, 6(a)(1)(ii) and 15(a)(3) of Form N1-A and Item 3 of Form N-14; certain proxy statement disclosure requirements of Items 22(a)(3)(iv), (c)(1)(ii),
(c)(1)(iii), (c)(8) and (c)(9) of Schedule 14A under the Securities Exchange Act of 1934, as amended; certain semi-annual reporting disclosure requirements of
Item 48 of Form N-SAR; and, certain financial statement disclosure requirements of Sections 6-07(2)(a), (b), and (c) of Regulation S-X which may be deemed to require various disclosures regarding advisory fees paid to the Advisers;

                  WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"):

                  WHEREAS, the Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940:

                  WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (the "Contracts") (unless an exemption from registration is available);

                  WHEREAS, the Accounts are or will be duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the Contracts and the Accounts;

                  WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless an exemption from registration is available);

                  WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (as named in Schedule 2 to this Agreement and as may be amended from time to time by mutual consent of the parties) on behalf of the Accounts to fund the Contracts (as named in Schedule 3 to this Agreement and as may be amended from time to time by mutual consent of the parties) and the Fund is authorized to sell such shares to the Accounts at net asset value; and

                  NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Manager and the Company agree as follows:


ARTICLE I.        Sale of Fund Shares

1.1. The Fund agrees to sell to the Company those shares of the Fund which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. Eastern Standard Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2. The Company will pay for Fund shares on the next Business Day after it places an order to purchase Fund shares in accordance with Section 1.1. Payment shall be in federal funds transmitted by wire or by a credit for any shares redeemed.

1.3 The Fund agrees to make Fund shares available for purchase at the applicable net asset value per share by the Company for its Accounts (as named in Schedule 1 to this Agreement and as may be amended from time to time by mutual consent of the parties) on those days on which the Fund calculates its net asset value pursuant to the rules of the SEC; provided, however, that the Board may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of any Portfolio.

1.4 The Fund agrees to redeem, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such request for redemption by 9:30 a.m. Eastern Standard Time on the next following Business Day. Payment shall be made within the time period specified in the Fund's prospectus or statement of additional information, in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time.

1.5 The Company shall pay for the Fund shares on the next Business Day after an order to purchase shares is made in accordance with the provisions of Section
1.4. Payment shall be in federal funds transmitted by wire pursuant to the instructions of the Fund's treasurer or by a credit for any shares redeemed.

1.6 The Company agrees to purchase and redeem the shares of the Portfolios named In Schedule 2 offered by the Fund's then current prospectus and statement of additional information in accordance with the provisions of such prospectus and statement of additional information.

1.7 Net Asset Value. The Fund shall use its best efforts to inform the Company of the net asset value per share for each Portfolio available to the Company by 6:30 p.m. Eastern Standard Time or as soon as reasonably practicable after the net asset value per share for such Portfolio is calculated. The Fund shall calculate such net asset value in accordance with the prospectus for such Portfolio. In the event that net asset values are not communicated to the Company by such time, the Company agrees to use its best efforts to include the net asset value when received in its next business cycle for purposes of calculating purchase orders and requests for redemption. However, if net asset values are not available for an inclusion in the next business cycle and purchase orders/redemptions are not able to be calculated and available to the Company to execute within the time-frame identified in Section 2.3 (a), the Fund shall reimburse and make the Company whole for any losses incurred as a result of such delays.

1.8 Pricing Errors. Any material errors in the calculation of the net asset value, dividends or capital gain information shall be reported to the Fund promptly upon discovery by the Company. An error shall be deemed "material" based on the Company's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. Neither the Fund, the Manager, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company or any other Participating Company to the Fund or the Manager. The Fund shall make the Company whole for any payments or adjustments to the number of shares in the Account that are reasonably demonstrated to be required as a result of pricing errors.


ARTICILE II.  Representations and Warranties


2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under laws of the State of New York and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the applicable laws of the State of Delaware and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3 The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4 The Company represents that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.5 The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.6 The Fund makes no representation as to whether any aspect of Its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the applicable laws of the State of Delaware and the Fund represents that its operations are and shall at all times remain in material compliance with the applicable laws of the State of Delaware to the extent required to perform this Agreement.

2.7 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.8 The Manager represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws. The Manager further represents that it will make reasonable efforts to verify that all subadvisers are similarly registered.

2.9 The Fund represents and warrants that its trustees, officers, employees, and other individuals/entities, if any, dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities, if any, dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount not less $5 million. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Manager in the event that such coverage no longer applies.


ARTICLE III.  Sales Material, Prospectuses and Other Reports


3.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Manager is named, at least five Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

3.2 Except with the express permission of the Fund, the Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee.

3.3 For purposes of this Article III, the phrase "sales literature or other promotional material" shall mean advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboard or electronic media), and sales literature (such as brochures, circulars, market letters and form letters), distributed or made generally available to customers or the public.

3.4 The Fund shall provide a copy of its current prospectus within a reasonable period of its effective filing date, and provide other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Fund printed together in one document (such printing to be at the Company's expense). The Manager shall be permitted to review and approve the typeset form of the Fund's prospectus prior to such printing.

3.5 The Fund or the Manager shall provide the Company with either: (i) a copy of the Fund's proxy material, reports to shareholders, other information relating to the Fund necessary to prepare financial reports, and other communications to shareholders for printing and distribution to Contract owners at the Company's expense, or (ii) camera ready and/or printed copies, if appropriate, of such material for distribution to Contract owners at the Company's expense, within a reasonable period of the filing date for definitive copies of such material. The Manager shall be permitted to review and approve the typeset form of such proxy material, shareholder reports and communications prior to such printing.


ARTICLE IV.  Fees and Expenses


4.1 The Fund and Manager shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or Manager, except as provided herein.

 4.2 All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Fund shall ensure that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law.

4.3 The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in section 3.4) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Fund shall bear the expense of mailing such proxy materials in the event the proxy vote is a result of actions initiated by the Fund.

4.4 In the event the Fund adds one or more additional Portfolios and the parties desire to make such Portfolios available to the respective Contract owners as an underlying investment medium, a new Schedule 3 which shall be an amendment to this Agreement shall be executed by the parties authorizing the issuance of shares of the new Portfolios to the particular Account. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Companies desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios.

4.5 Except as provided in this Section 4.5, all expenses of preparing, setting in type and printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information, or supplements thereto, provided by the Company to its existing owners of Contracts who currently own shares of one or more of the Fund's Portfolios, in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus, the Fund shall bear the cost of typesetting to provide the Fund's prospectus to the Company in the format in which the Fund is accustomed to formatting prospectuses, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses. In such event, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts who currently own shares of one or more of the Fund's Portfolios, and y is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedure shall be followed with respect to the Fund's statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing, typesetting, and distributing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts who currently own shares of one or more of the Fund's Portfolios.


ARTICLE V.  Conditions of the Order: Applicable Law
            ---------------------------------------


5.1 The Company has reviewed a copy of the Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to be bound by the responsibilities of a Participating Insurance Company as set forth in the Order.

5.2 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

5.3 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Order) and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE VI.  Diversification


6.1 The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the even of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5. The Fund shall provide the Company information reasonably requested in relation to Section 817(h) diversification requirements, including quarterly reports and annual certifications.


ARTICLE VII.  Potential Conflicts


7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority: (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance. tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.


ARTICLE VIII.  Indemnification


8.1      Indemnification By The Company


8.1(a) The Company agrees to indemnify and hold harmless the Fund and each member of the Board and officers, and each Adviser and each director and officer of each Adviser, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party", for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:


     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or an Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

     (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

     (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1 (c) hereof.

8.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provisions. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2      Indemnification by the Manager


8.2(a). The Manager agrees, with respect to each Portfolio that it manages, to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of the Portfolio that it manages or the Contracts and:

                                    (i) arise out of or are based upon any
                  untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

                                    (ii) arise out of or as a result of
                  statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or Manager(s) or persons under their control, with respect to the sale or distribution of the Con-tracts or Portfolio shares; or

                                    (iii) arise out of or as a result of any
                  untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

                                   (iv)  arise as a result of any  failure
                   by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

                         (v) arise out of or result from any material  breach of
                    any representation and/or warranty made by the Manager in this Agreement or arise out of or result from any other material breach of this Agreement by the Manager; as limited by and in accordance with the provisions of Section 8.2(b) and 8.2(c) hereof. 8.2(b). The Manager shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.2(c) The Manager shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Manager will be entitled to participate, at its own expense, in the defense thereof. The Manager also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Manager to such party of the Manager's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Manager will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify the Manager of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account. 8.3 Indemnification by the Fund


8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence (except for failure to comply with Section 6.1 of this Agreement for which the standard is negligence), bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

                                    (i) arise as a result of any failure by the
                          Fund to provide the services and furnish the materials under the terms of this Agreement (including any failure to comply with Section 6.1 of this Agreement); or

                                    (ii) arise out of or result from any
                          material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.




ARTICLE IX.   Termination


9.1      This Agreement shall terminate with respect to some or all Portfolios:


          (a) at the option of any party upon six months advance written notice to the other parties at the address specified in Section X of this Agreement; or

          (b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith. Prompt written notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company.

 9.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 9.1(a) may be exercised for cause or for no cause.


ARTICLE X.   Notices

                  Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties to this Agreement.

                  If to the Fund:

                           LSA Variable Series Trust
                           3100 Sanders Road
                           Northbrook, Illinois  60062
                           ATTN:  Law Department, J5B

                  If to the Manager:

                           LSA Asset Management LLC
                           3100 Sanders Road
                           Northbrook, Illinois  60062
                           ATTN:  Law Department, J5B




                  If to the Company:

                           Allstate Life Insurance Company of New York
                           3100 Sanders Road
                           Northbrook, Illinois  60062
                           ATTN:  Law Department, J5B



ARTICLE XI.   Miscellaneous


                    11.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by the Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

                    11.2  The  captions  in  this  Agreement  are  included  for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                    11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                    11.4 If any  provision  of this  Agreement  shall be held or made invalid by a court decision, status, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

                    11.5 Each party hereto shall  cooperate with all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party hereto shall promptly notify the other parties to this Agreement, by written notice to the addresses specified in Section V, of any such investigation or inquiry.

                    11.6 The rights,  remedies and obligations contained in this
               Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                    11.7 It is understood by the parties that this  Agreement is not an exclusive arrangement.

                    11.8 The Company and the Manager each  understand  and agree that the obligations of the Fund under this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund and the Fund's property; the Company and the
               Manager separately represent that each has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

                    11.9 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

                    11.10 This Agreement sets forth the entire agreement between the parties and supercedes all prior communications, agreements and understandings, oral or written, between the parties regarding the subject matter hereof.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and ratified in its name and on its behalf by its duly authorized representative as of the day and year above written.



ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By:____________________________________

Title: __________________________________



LSA VARIABLE SERIES TRUST

By: ___________________________________

Title:__________________________________



LSA ASSET MANAGEMENT LLC

By: ___________________________________

Title: __________________________________

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and ratified in its name and on its behalf by its duly authorized representative as of the day and year above written.



ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By: ___________________________________

Title: __________________________________



LSA VARIABLE SERIES TRUST

By: ___________________________________

Title: __________________________________



LSA ASSET MANAGEMENT LLC

By: ___________________________________

Title: __________________________________

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and ratified in its name and on its behalf by its duly authorized representative as of the day and year above written.



ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By: ___________________________________

Title: __________________________________



LSA VARIABLE SERIES TRUST

By: ___________________________________

Title: __________________________________



LSA ASSET MANAGEMENT LLC

By: ___________________________________

Title: __________________________________

                                   Schedule 1



                                Separate Accounts



                  Allstate Life of New York Separate Account A

              Allstate Life of New York Variable Annuity Account II

                                   Schedule 2



                              Authorized Portfolios



                           LSA Variable Series Trust Aggressive Growth Fund LSA Variable Series Trust Diversified Mid-Cap Fund LSA Variable Series Trust Focused Equity Fund
                           LSA Variable Series Trust Growth Equity Fund

                                   Schedule 3



                                    Contracts




                    Allstate Provider Ultra Variable Annuity
                          Allstate Variable Annuity II
                   Allstate Preferred Client Variable Annuity
                           Allstate Variable Annuity 3
                    Allstate Variable Annuity 3 Asset Manager

Exhibit (8)(i)



                             PARTICIPATION AGREEMENT


         THIS AGREEMENT, made and entered into this __ day of ________, 2002 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), and ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, a New York life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein.

         WHEREAS, the Trust is a series-type mutual fund offering shares of beneficial interest (the "Trust shares") consisting of one or more separate series ("Series") of shares, each such Series representing an interest in a particular investment portfolio of securities and other assets (a "Fund"), and which Series may be subdivided into various classes ("Classes") with each such Class supporting a distinct charge and expense arrangement; and

         WHEREAS, the Trust was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies and may also be utilized by qualified retirement plans; and

          WHEREAS, the Distributor has the exclusive right to distribute Trust shares to qualifying investors; and

         WHEREAS, the Company desires that the Trust serve as an investment vehicle for a certain separate account(s) of the Company and the Distributor desires to sell shares of certain Series and/or Class(es) to such separate account(s);

         NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor and the Company agree as follows:

                                    ARTICLE I
                             Additional Definitions

         1.1. "Account" -- the separate account of the Company described more specifically in Schedule 1 to this Agreement. If more than one separate account is described on Schedule 1, the term shall refer to each separate account so described.

          1.2. "Business Day" -- each day that the Trust is open for business as provided in the Trust's Prospectus.

          1.3. "Code" -- the Internal Revenue Code of 1986, as amended, and any successor thereto.

         1.4. "Contracts" -- the class or classes of variable annuity contracts and/or variable life insurance policies issued by the Company and described more specifically on Schedule 2 to this Agreement.

          1.5.   "Contract   Owners"  --  the  owners  of  the   Contracts,   as
     distinguished from all Product Owners.

          1.6. "Participating Account" -- a separate account investing all or a portion of its assets in the Trust, including the Account.

          1.7. "Participating Insurance Company" -- any insurance company investing in the Trust on its behalf or on behalf of a Participating Account, including the Company.

          1.8. "Participating Plan" -- any qualified retirement plan investing in the Trust.

          1.9.   "Participating   Investor"   --  any   Participating   Account,
     Participating Insurance Company or Participating Plan, including the Account and the Company.

          1.10. "Products" -- variable annuity contracts and variable life insurance policies supported by Participating Accounts, including the Contracts.

          1.11.  "Product  Owners"  -- owners of  Products,  including  Contract
     Owners.

         1.12.    "Trust Board" -- the board of trustees of the Trust.

         1.13. "Registration Statement" -- with respect to the Trust shares or a class of Contracts, the registration statement filed with the SEC to register such securities under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts' Registration Statement for each class of Contracts is described more specifically on Schedule 2 to this Agreement. The Trust's Registration Statement is filed on Form N-1A (File No. 333-35883).

         1.14. "1940 Act Registration Statement" -- with respect to the Trust or the Account, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Account's 1940 Act Registration Statement is described more specifically on Schedule 2 to this Agreement. The Trust's 1940 Act Registration Statement is filed on Form N-1A (File No. 811-08361).

         1.15. "Prospectus" -- with respect to shares of a Series (or Class) of the Trust or a class of Contracts, each version of the definitive prospectus or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version for the applicable Series, Class or Contracts last so filed prior to the taking of such action. For purposes of Article IX, the term "Prospectus" shall include any statement of additional information incorporated therein.

         1.16. "Statement of Additional Information" -- with respect to the shares of the Trust or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Statement of Additional Information, such reference thereto shall be deemed to be the last version so filed prior to the taking of such action.

         1.17.    "SEC" -- the Securities and Exchange Commission.

         1.18.    "NASD" -- The National Association of Securities Dealers, Inc.

         1.19.    "1933 Act" -- the Securities Exchange Act of 1933, as amended.

         1.20.    "1940 Act" -- the Investment Company Act of 1940, as amended.

                                   ARTICLE II
                              Sale of Trust Shares

         2.1.     Availability of Shares

                  (a) The Trust has granted to the Distributor exclusive authority to distribute the Trust shares and to select which Series or Classes of Trust shares shall be made available to Participating Investors. Pursuant to such authority, and subject to Article X hereof, the Distributor shall make available to the Company for purchase on behalf of the Account, shares of the Series and Classes listed on
         Schedule 3 to this Agreement, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. Such Series and Classes shall be made available to the Company in accordance with the terms and provisions of this Agreement until this Agreement is terminated pursuant to Article X or the Distributor suspends or terminates the offering of shares of such Series or Classes in the circumstances described in Article X.

                  (b) Notwithstanding clause (a) of this Section 2.1, Series or Classes of Trust shares in existence now or that may be established in the future will be made available to the Company only as the Distributor may so provide, subject to the Distributor's rights set forth in Article X to suspend or terminate the offering of shares of any Series or Class or to terminate this Agreement.

                  (c) The parties acknowledge and agree that: (i) the Trust may revoke the Distributor's authority pursuant to the terms and conditions of its distribution agreement with the Distributor; and (ii) the Trust reserves the right in its sole discretion to refuse to accept a request for the purchase of Trust shares.

         2.2. Redemptions. The Trust shall redeem, at the Company's request, any full or fractional Trust shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section
2.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Trust shares attributable to Contract Owners except in the circumstances permitted in Article X of this Agreement, and (ii) the Trust may delay redemption of Trust shares of any Series or Class to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the Prospectus for such Series or Class.

         2.3.     Purchase and Redemption Procedures

                  (a) The Trust hereby appoints the Company as an agent of the Trust for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of those Series or Classes made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts, other transactions relating to the Contracts or the Account and customary processing of the Contracts. Receipt of any such requests (or effectuation of such transaction or processing) on any Business Day by the Company as such limited agent of the Trust prior to the Trust's close of business as defined from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is defined as the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York Time)) shall constitute receipt by the Trust on that same Business Day, provided that (i) with respect to the International Equity Fund and the Global Income Fund, the Trust receives the actual and sufficient notice of such request from the Company by 9:00 a.m. New York Time on the next following Business Day, and (ii) with respect to all other Funds listed on Schedule 3 to this Agreement, the Trust receives actual and sufficient notice of such request from the Company by 10:00 a.m. New York Time on the next following Business Day. Such notice may be communicated by telephone to the office or person designated for such notice by the Trust, and shall be confirmed by facsimile.

                  (b) The Company shall pay for shares of each Series or Class on the same day that it provides actual notice to the Trust of a purchase request for such shares. Payment for Series or Class shares shall be made in Federal funds transmitted to the Trust by wire to be received by the Trust by 2:00 p.m. New York Time on the day the Trust receives actual notice of the purchase request for Series or Class shares (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series or Classes effected pursuant to redemption requests tendered by the Company on behalf of the Account). In no event may proceeds from the redemption of shares requested pursuant to an order received by the Company after the Trust's close of business on any Business Day be applied to the payment for shares for which a purchase order was received prior to the Trust's close of business on such day. If the issuance of shares is canceled because Federal funds are not timely received, the Company shall indemnify the respective Fund and Distributor with respect to all costs, expenses and losses relating thereto. Upon the Trust's receipt of Federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. If Federal funds are not received on time, such funds will be invested, and Series or Class shares purchased thereby will be issued, as soon as practicable after actual receipt of such funds but in any event not on the same day that the purchase order was received.

                  (c) Payment for Series or Class shares redeemed by the Account or the Company shall be made in Federal funds transmitted by wire to the Company or any other person properly designated in writing by the Company. The Trust shall use its best efforts to transmit such funds by 4:00 p.m. New York Time on the next Business Day after the Trust receives actual notice of the redemption order for Series or Class shares (unless redemption proceeds are to be applied to the purchase of Trust shares of other Series or Classes in accordance with Section 2.3(b) of this Agreement), provided that the Trust reserves the right to redeem Series or Class shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted by the 1940 Act, any rules or regulations or orders thereunder, or the applicable Prospectus. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

                  (d) Any purchase or redemption request for Series or Class shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Trust's actual receipt of such request, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in Federal funds prior to close of business for determination of such value, as defined from time to time in the Prospectus for such Series or Class.

                  (e) Prior to the first purchase of any Trust shares hereunder, the Company and the Trust shall provide each other with all information necessary to effect wire transmissions of Federal funds to the other party and all other designated persons pursuant to such protocols and security procedures as the parties may agree upon. Should such information change thereafter, the Trust and the Company, as applicable, shall notify the other in writing of such changes, observing the same protocols and security procedures, at least three Business Days in advance of when such change is to take effect. The Company and the Trust shall observe customary procedures to protect the confidentiality and security of such information, but the Trust shall not be liable to the Company for any breach of security.

                  (f) The procedures set forth herein are subject to any additional terms set forth in the applicable Prospectus for the Series or Class or by the requirements of applicable law.

         2.4. Net Asset Value. The Trust shall use its best efforts to inform the Company of the net asset value per share for each Series or Class available to the Company as soon as reasonably practicable after the net asset value per share for such Series or Class is calculated. The Trust shall calculate such net asset value in accordance with the Prospectus for such Series or Class and shall use its best efforts to make such net asset value per share available by 6:00 p.m. New York time.

         2.5. Dividends and Distributions. The Trust shall furnish notice to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series or Class shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series or Class shares in the form of additional shares of that Series or Class. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash; to be effective, such revocation must be made in writing and received by the Trust at least ten Business Days prior to a dividend or distribution date. The Trust shall notify the Company promptly of the number of Series or Class shares so issued as payment of such dividends and distributions.

     2.6. Book Entry. Issuance and transfer of Trust shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

         2.7. Pricing Errors. Any material errors in the calculation of net asset value, dividends or capital gain information shall be reported immediately upon discovery to the Company and an appropriate adjustment shall be made within a reasonable period of time. An error shall be deemed "material" based on our interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. Neither the Trust, any Fund, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company or any other Participating Company to the Trust or the Distributor.

         2.8. Limits on Purchasers. The Distributor and the Trust shall sell Trust shares only to insurance companies and their separate accounts and to persons or plans ("Qualified Persons") that qualify to purchase shares of the Trust under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Trust as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Distributor and the Trust shall not sell Trust shares to any insurance company or separate account unless an agreement complying with Article VIII of this Agreement is in effect to govern such sales. The Company hereby represents and warrants that it and the Account are Qualified Persons.

                                   ARTICLE III
                         Representations and Warranties

         3.1. Company. The Company represents and warrants that: (i) the Company is an insurance company duly organized and in good standing under New York insurance law; (ii) the Account is a validly existing separate account, duly established and maintained in accordance with applicable law; (iii) the Account's 1940 Act Registration Statement will be or has been filed with the SEC in accordance with the provisions of the 1940 Act and the Account will be or is duly registered as a unit investment trust thereunder; (iv) the Contracts' Registration Statement will be or has been declared effective by the SEC prior to the issuance or sale of the Contracts; (v) the Contracts will be issued in compliance in all material respects with all applicable Federal and state laws;
(vi) the Contracts have been filed, qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Contracts will be offered; (vii) the Account will maintain its registration under the 1940 Act and will comply in all material respects with the 1940 Act;
(viii) the Contracts currently are, and at the time of issuance and for so long as they are outstanding will be, treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code; and
(ix) the Company's entering into and performing its obligations under this Agreement does not and will not violate its charter documents or by-laws, rules or regulations, or any agreement to which it is a party. The Company will notify the Trust promptly if for any reason it is unable to perform its obligations under this Agreement.

         3.2. Trust. The Trust represents and warrants that: (i) the Trust is an unincorporated business trust duly formed and validly existing under the Delaware law; (ii) the Trust's 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Trust is duly registered as an open-end management investment company thereunder; (iii) the Trust's Registration Statement has been declared effective by the SEC; (iv) the Trust shares will be issued in compliance in all material respects with all applicable federal laws; (v) the Trust will remain registered under and will comply in all material respects with the 1940 Act during the term of this Agreement; (vi) each Fund of the Trust will qualify as a "regulated investment company" under Subchapter M of the Code and will comply with the diversification standards prescribed in Section 817(h) of the Code and the regulations thereunder; and (vii) the investment policies of each Fund are in material compliance with any investment restrictions set forth on Schedule 4 to this Agreement. The Trust, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

          3.3. Distributor. The Distributor represents and warrants that: (i) the Distributor is a limited partnership duly organized and in good standing under New York law; (ii) the Distributor is registered as a broker-dealer under federal and applicable state securities laws and is a member of the NASD; and (iii) the Distributor is registered as an investment adviser under federal securities laws.

         3.4. Legal Authority. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

          3.5. Bonding Requirement. Each party represents and warrants that all of its directors, officers, partners and employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All parties shall make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, shall provide evidence thereof promptly to any other party upon written request therefor, and shall notify the other parties promptly in the event that such coverage no longer applies.

                                   ARTICLE IV
                             Regulatory Requirements

         4.1. Trust Filings. The Trust shall amend the Trust's Registration Statement and the Trust's 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of Trust shares in compliance with applicable law and to maintain the Trust's registration under the 1940 Act for so long as Trust shares are sold.

         4.2. Contracts Filings. The Company shall amend the Contracts' Registration Statement and the Account's 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of the Contracts in compliance with applicable law or as may otherwise be required by applicable law, but in any event shall maintain a current effective Contracts' Registration Statement and the Account's registration under the 1940 Act for so long as the Contracts are outstanding unless the Company has supplied the Trust with an SEC no-action letter or opinion of counsel satisfactory to the Trust's counsel to the effect that maintaining such Registration Statement on a current basis is no longer required. The Company shall be responsible for filing all such Contract forms, applications, marketing materials and other documents relating to the Contracts and/or the Account with state insurance commissions, as required or customary, and shall use its best efforts: (i) to obtain any and all approvals thereof, under applicable state insurance law, of each state or other jurisdiction in which Contracts are or may be offered for sale; and (ii) to keep such approvals in effect for so long as the Contracts are outstanding.

         4.3. Voting of Trust Shares. With respect to any matter put to vote by the holders of Trust shares ("Voting Shares"), the Company will provide "pass-through" voting privileges to owners of Contracts registered with the SEC as long as the 1940 Act requires such privileges in such cases. In cases in which "pass-through" privileges apply, the Company will (i) solicit voting instructions from Contract Owners of SEC-registered Contracts; (ii) vote Voting Shares attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners; and (iii) vote Voting Shares held by it that are not attributable to reserves for SEC-registered Contracts or for which it has not received timely voting instructions in the same proportion as instructions received in a timely fashion from Owners of SEC-registered Contracts. The Company shall be responsible for ensuring that it calculates "pass-through" votes for the Account in a manner consistent with the provisions set forth above and with other Participating Insurance Companies. Neither the Company nor any of its affiliates will in any way recommend action in connection with, or oppose or interfere with, the solicitation of proxies for the Trust shares held for such Contract Owners, except with respect to matters as to which the Company has the right under Rule 6e-2 or 6e-3(T) under the 1940 Act, to vote Voting Shares without regard to voting instructions from Contract Owners.

         4.4. State Insurance Restrictions. The Company acknowledges and agrees that it is the responsibility of the Company and other Participating Insurance Companies to determine investment restrictions and any other restrictions, limitations or requirements under state insurance law applicable to any Fund or the Trust or the Distributor, and that neither the Trust nor the Distributor shall bear any responsibility to the Company, other Participating Insurance Companies or any Product Owners for any such determination or the correctness of such determination. Schedule 4 sets forth the investment restrictions that the Company and/or other Participating Insurance Companies have determined are applicable to any Fund and with which the Trust has agreed to comply as of the date of this Agreement. The Company shall inform the Trust of any investment restrictions imposed by state insurance law that the Company determines may become applicable to the Trust or a Fund from time to time as a result of the Account's investment therein, other than those set forth on Schedule 4 to this Agreement. Upon receipt of any such information from the Company or any other Participating Insurance Company, the Trust shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Trust determines that it is not in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Product Owners) to comply with a restriction determined to be applicable by the Company, the Trust shall so inform the Company, and the Trust and the Company shall discuss alternative accommodations in the circumstances. If the Trust determines that it is in the best interests of shareholders to comply with such restrictions, the Trust and the Company shall amend Schedule 4 to this Agreement to reflect such restrictions, subject to obtaining any required shareholder approval thereof.

         4.5. Compliance. Under no circumstances will the Trust, the Distributor or any of their affiliates (excluding Participating Investors) be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Company or any Contract Owner concerning the applicability of any federal or state laws, regulations or other authorities to the activities contemplated by this Agreement.

         4.6. Drafts of Filings. The Trust and the Company shall provide to each other copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, prepared by or on behalf of either of them and that mentions the other party by name. Such drafts shall be provided to the other party sufficiently in advance of filing such materials with regulatory authorities in order to allow such other party a reasonable opportunity to review the materials.

         4.7. Copies of Filings. The Trust and the Company shall provide to each other at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Trust, the Contracts or the Account, as the case may be, promptly after the filing by or on behalf of each such party of such document with the SEC or other regulatory authorities (it being understood that this provision is not intended to require the Trust to provide to the Company copies of any such documents prepared, filed or used by Participating Investors other than the Company and the Account).

          4.8. Regulatory Responses. Each party shall promptly provide to all other parties copies of responses to no-action requests, notices, orders and other rulings received by such party with respect to any filing covered by Section 4.7 of this Agreement.

         4.9.     Complaints and Proceedings

                  (a) The Trust and/or the Distributor shall immediately notify the Company of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Trust's Registration Statement or the Prospectus of any Series or Class; (ii) any request by the SEC for any amendment to the Trust's Registration Statement or the Prospectus of any Series or Class; (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Trust shares; or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares or any Class or Series in any state or jurisdiction, including, without limitation, any circumstance in which
         (A) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or
         (B) such law precludes the use of such shares as an underlying investment medium for the Contracts. The Trust will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

                  (b) The Company shall immediately notify the Trust and the Distributor of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order (but not including an order of a regulatory body exempting or approving a proposed transaction or arrangement) with respect to the Contracts' Registration Statement or the Contracts' Prospectus; (ii) any request by the SEC for any amendment to the Contracts' Registration Statement or Prospectus; (iii) the initiation of any proceedings for that purpose or for any other purposes relating to the registration or offering of the Contracts; or (iv) any other action or circumstances that may prevent the lawful offer or sale of the Contracts or any class of Contracts in any state or jurisdiction, including, without limitation, any circumstance in which such Contracts are not registered, qualified and approved, and, in all material respects, issued and sold in accordance with applicable state and federal laws. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

                  (c) Each party shall immediately notify the other parties when it receives notice, or otherwise becomes aware of, the commencement of any litigation or proceeding against such party or a person affiliated therewith in connection with the issuance or sale of Trust shares or the Contracts.

                  (d) The Company shall provide to the Trust and the Distributor any complaints it has received from Contract Owners pertaining to the Trust or a Fund, and the Trust and Distributor shall each provide to the Company any complaints it has received from Contract Owners relating to the Contracts.

         4.10. Cooperation. Each party hereto shall cooperate with the other parties and all appropriate government authorities (including without limitation the SEC, the NASD and state securities and insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry by any such authority relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

                                    ARTICLE V
               Sale, Administration and Servicing of the Contracts

         5.1. Sale of the Contracts. The Company shall be fully responsible as to the Trust and the Distributor for the sale and marketing of the Contracts. The Company shall provide Contracts, the Contracts' and Trust's Prospectuses, Contracts' and Trust's Statements of Additional Information, and all amendments or supplements to any of the foregoing to Contract Owners and prospective Contract Owners, all in accordance with federal and state laws. The Company shall ensure that all persons offering the Contracts are duly licensed and registered under applicable insurance and securities laws. The Company shall ensure that each sale of a Contract satisfies applicable suitability requirements under insurance and securities laws and regulations, including without limitation the rules of the NASD. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust and the Distributor that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract Owners or offerees) is so used.

         5.2. Administration and Servicing of the Contracts. The Company shall be fully responsible as to the Trust and the Distributor for the underwriting, issuance, service and administration of the Contracts and for the administration of the Account, including, without limitation, the calculation of performance information for the Contracts, the timely payment of Contract Owner redemption requests and processing of Contract transactions, and the maintenance of a service center, such functions to be performed in all respects at a level commensurate with those standards prevailing in the variable insurance industry. The Company shall provide to Contract Owners all Trust reports, solicitations for voting instructions including any related Trust proxy solicitation materials, and updated Trust Prospectuses as required under the federal securities laws.

          5.3. Customer Complaints. The Company shall promptly address all customer complaints and resolve such complaints consistent with high ethical standards and principles of ethical conduct.

         5.4. Trust Prospectuses and Reports. In order to enable the Company to fulfill its obligations under this Agreement and the federal securities laws, the Trust shall provide the Company with a copy, in camera-ready form or on diskette or in a form otherwise suitable for printing or duplication of: (i) the Trust's Prospectus for the Series and Classes listed on Schedule 3 and any supplement thereto; (ii) each Statement of Additional Information and any supplement thereto; (iii) any Trust proxy soliciting material for such Series or Classes; and (iv) any Trust periodic shareholder reports. The Trust and the Company may agree upon alternate arrangements, but in all cases, the Trust reserves the right to approve the printing of any such material. The Trust shall provide the Company at least 10 days advance written notice when any such material shall become available, provided, however, that in the case of a supplement, the Trust shall provide the Company notice reasonable in the circumstances, it being understood that circumstances surrounding such supplement may not allow for advance notice. The Company may not alter any material so provided by the Trust or the Distributor (including without limitation presenting or delivering such material in a different medium, e.g., electronic or Internet) without the prior written consent of the Distributor. The Trust acknowledges that the Trust Prospectus may be printed in a combined printed document with other funds offered to the Contracts.

         5.5. Trust Advertising Material. No piece of advertising or sales literature or other promotional material in which the Trust or the Distributor is named (including, without limitation, material for prospects, existing Contract Owners, brokers, rating or ranking agencies, or the press, whether in print, radio, television, video, Internet, or other electronic medium) shall be used by the Company or any person directly or indirectly authorized by the Company, including without limitation, underwriters, distributors, and sellers of the Contracts, except with the prior written consent of the Trust or the Distributor, as applicable, as to the form, content and medium of such material, which consent may not be unreasonably withheld. Any such piece shall be furnished to the Trust for such consent at least 5 Business Days prior to its use. The Trust or the Distributor shall respond to any request for written consent within 5 Business Days after receipt of such material, but failure to respond shall not relieve the Company of the obligation to obtain the prior written consent of the Trust or the Distributor. After receiving the Trust's or Distributor's consent to the use of any such material, no further changes may be made without obtaining the Trust's or Distributor's consent to such changes. The Trust or Distributor may at any time in its sole discretion, reasonably exercised, revoke such written consent, and upon notification of such revocation, the Company shall no longer use the material subject to such revocation. Until further notice to the Company, the Trust has delegated its rights and responsibilities under this provision to the Distributor.

         5.6. Contracts Advertising Material. No piece of advertising or sales literature or other promotional material in which the Company is named shall be used by the Trust or the Distributor, except with the prior written consent of the Company, which consent may not be unreasonably withheld. Any such piece shall be furnished to the Company for such consent at least 5 Business Days prior to its use. The Company shall respond to any request for written consent within 5 Business Days after receipt of such material, but failure to respond shall not relieve the Trust or the Distributor of the obligation to obtain the prior written consent of the Company. The Company may at any time in its sole discretion revoke any written consent, and upon notification of such revocation, neither the Trust nor the Distributor shall use the material subject to such revocation. The Company, upon prior written notice to the Trust, may delegate its rights and responsibilities under this provision to the principal underwriter for the Contracts.

         5.7. Trade Names. No party shall use any other party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked. The Company shall not use in advertising, publicity or otherwise the name of the Trust, Distributor, or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Trust, Distributor, or their affiliates without the prior written consent of the Trust or the Distributor in each instance.

         5.8. Representations by Company. Except with the prior written consent of the Trust, the Company shall not give any information or make any representations or statements about the Trust or the Funds nor shall it authorize or allow any other person to do so except information or representations contained in the Trust's Registration Statement or the Trust's Prospectuses or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in writing by the Trust or its designee in accordance with this Article V, or in published reports or statements of the Trust in the public domain.

         5.9. Representations by Trust. Except with the prior written consent of the Company, the Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in the Contracts' Registration Statement or Contracts' Prospectus or in published reports of the Account which are in the public domain or in sales literature or other promotional material approved in writing by the Company in accordance with this Article V.

          5.10. Advertising. For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under the NASD rules, the 1940 Act or the 1933 Act.

                                   ARTICLE VI
                              Compliance with Code

         6.1. Section 817(h). Each Fund of the Trust shall comply with Section 817(h) of the Code and the regulations issued thereunder to the extent applicable to the Fund as an investment company underlying the Account, and the Trust shall notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future and will immediately take all reasonable steps to adequately diversify the Fund to achieve compliance. The Trust will provide the Company with a quarterly certification of compliance with Section 817 (h) in such form as the Company and the Trust shall agree.

         6.2. Subchapter M. Each Fund of the Trust shall maintain the qualification of the Fund as a registered investment company (under Subchapter M or any successor or similar provision), and the Trust shall notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

         6.3. Contracts. The Company shall ensure the continued treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code and shall notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

                                   ARTICLE VII
                                    Expenses

          7.1. Expenses. All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

          7.2. Trust Expenses. Expenses incident to the Trust's performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:

          (a) registration and qualification of the Trust shares under the federal securities laws;

         (b) preparation and filing with the SEC of the Trust's Prospectuses, Trust's Statement of Additional Information, Trust's Registration Statement, Trust proxy materials and shareholder reports, and preparation of a camera-ready copy of the foregoing;

          (c) preparation of all statements and notices required by any Federal or state securities law;

          (d) printing and mailing of all materials and reports required to be provided by the Trust to its existing shareholders and Contract Owners;

         (e)      all taxes on the issuance or transfer of Trust shares;

         (f) payment of all applicable fees relating to the Trust, including, without limitation, all fees due under Rule 24f-2 in connection with sales of Trust shares to qualified retirement plans, custodial, auditing, transfer agent and advisory fees, fees for insurance coverage and Trustees' fees;

          (g) any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under
                  Rule 12b-1 under the 1940 Act; and

          (h) printing of the Trust's Prospectuses and Statement of Additional Information for distribution by the Company to existing Contract Owners. If the Trust's Prospectuses are printed by the Company in one document with the prospectus for the Contracts and the prospectuses for other funds, then the expenses of such printing will be apportioned between the Company and the Trust in proportion to the number of pages of the Contract's prospectus, other fund prospectuses and the Trust's Prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Trust to bear the cost of printing the Trust's portion of such document (relating to the Trust's Prospectuses) for distribution only to owners of existing Contracts funded by the Trust and the Company to bear the expense of printing the portion of such documents relating to the Account; provided, however, the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Variable Contracts not funded by the Trust.

          7.3. Company Expenses. Expenses incident to the Company's performance of its duties and obligations under this Agreement include, but are not limited to, the costs of:

               (a) registration and qualification of the Contracts under the federal securities laws;

               (b) preparation and filing with the SEC of the Contracts' Prospectus and Contracts' Registration
                  Statement;

               (c) the sale, marketing and distribution of the Contracts, including printing and dissemination of Contracts' and the Trust's Prospectuses, Statements of Additional Information and reports to prospective Contract purchasers and to owners of existing Variable Contracts not funded by the Trust and compensation for Contract sales;

               (d)  administration of the Contracts;

               (e) solicitation of voting instructions with respect to Trust proxy materials;

               (f) payment of all applicable fees relating to the Contracts, including, without limitation, all fees due under Rule 24f-2;

               (g) preparation, printing and dissemination of all statements and notices to Contract Owners required by any Federal or state insurance law other than those paid for by the Trust; and

               (h) preparation, printing and dissemination of all marketing materials for the Contracts and Trust except where other arrangements are made in advance.

         7.4. 12b-1 Payments. The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Series or Class adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then payments may be made to the Company in accordance with such plan. The Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or in contravention of such rule, although it may make payments pursuant to Rule 12b-1 in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 and such formulation is required by the 1940 Act or any rules or order thereunder, the Trust undertakes to have a Board of Trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                                  ARTICLE VIII
                               Potential Conflicts

         8.1. Exemptive Order. The parties to this Agreement acknowledge that the Trust has filed an application with the SEC to request an order (the "Exemptive Order") granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Trust shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8 hereof). It is anticipated that the Exemptive Order, when and if issued, shall require the Trust and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Article VIII. The Trust will not enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings on that company as are imposed on the Company pursuant to this Article VIII.

         8.2. Company Monitoring Requirements. The Company will monitor its operations and those of the Trust for the purpose of identifying any material irreconcilable conflicts or potential material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts.

         8.3. Company Reporting Requirements. The Company shall report any conflicts or potential conflicts to the Trust Board and will provide the Trust Board, at least annually, with all information reasonably necessary for the Trust Board to consider any issues raised by such existing or potential conflicts or by the conditions and undertakings required by the Exemptive Order. The Company also shall assist the Trust Board in carrying out its responsibilities under these conditions including, but not limited to: (a) informing the Trust Board whenever it disregards Contract Owner voting instructions with respect to variable life insurance policies, and (b) providing, at least annually, such other information and reports as the Trust Board may reasonably request. The Company will carry out these obligations with a view only to the interests of Contract Owners.

         8.4. Trust Board Monitoring and Determination. The Trust Board shall monitor the Trust for the existence of any material irreconcilable conflicts between or among the interests of Participating Plans, Product Owners of variable life insurance policies and Product Owners of variable annuity contracts and determine what action, if any, should be taken in response to those conflicts. A majority vote of Trustees who are not interested persons of the Trust as defined in the 1940 Act (the "disinterested trustees") shall represent a conclusive determination as to the existence of a material irreconcilable conflict between or among the interests of Product Owners and Participating Plans and as to whether any proposed action adequately remedies any material irreconcilable conflict. The Trust Board shall give prompt written notice to the Company and Participating Plan of any such determination.

         8.5. Undertaking to Resolve Conflict. In the event that a material irreconcilable conflict of interest arises between Product Owners of variable life insurance policies or Product Owners of variable annuity contracts and Participating Plans, the Company will, at its own expense, take whatever action is necessary to remedy such conflict as it adversely affects Contract Owners up to and including (1) establishing a new registered management investment company, and (2) withdrawing assets from the Trust attributable to reserves for the Contracts subject to the conflict and reinvesting such assets in a different investment medium (including another Fund of the Trust) or submitting the question of whether such withdrawal should be implemented to a vote of all affected Contract Owners, and, as appropriate, segregating the assets supporting the Contracts of any group of such owners that votes in favor of such withdrawal, or offering to such owners the option of making such a change. The Company will carry out the responsibility to take the foregoing action with a view only to the interests of Contract Owners.

         8.6. Withdrawal. If a material irreconcilable conflict arises because of the Company's decision to disregard the voting instructions of Contract Owners of variable life insurance policies or variable annuities and that decision represents a minority position or would preclude a majority vote at any Fund shareholder meeting, then, at the request of the Trust Board, the Company will redeem the shares of the Trust to which the disregarded voting instructions relate. No charge or penalty, however, will be imposed in connection with such a redemption.

         8.7. Expenses Associated with Remedial Action. In no event shall the Trust be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.

         8.8. Successor Rules. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the Exemptive Order, then (i) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (ii) Sections 8.2 through 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                   ARTICLE IX
                                 Indemnification

         9.1. Indemnification by the Company. The Company hereby agrees to, and shall, indemnify and hold harmless the Trust, the Distributor and each person who controls or is affiliated with the Trust or the Distributor within the meaning of such terms under the 1933 Act or 1940 Act (but not any Participating Insurance Companies or Qualified Persons) and any officer, trustee, partner, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

               (a) arise out of or are based upon any untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Trust or the Distributor for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

         (b) arise out of any untrue statement of a material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust or Distributor in writing by or on behalf of the Company; or

         (c) arise out of or are based upon any wrongful conduct of, or violation of federal or state law by, the Company or persons under its control or subject to its authorization, including without limitation, any broker-dealers or agents authorized to sell the Contracts, with respect to the sale, marketing or distribution of the Contracts or Trust shares, including, without limitation, any impermissible use of broker-only material, unsuitable or improper sales of the Contracts or unauthorized representations about the Contracts or the Trust; or

         (d) arise as a result of any failure by the Company or persons under its control (or subject to its authorization) to provide services, furnish materials or make payments as required under this Agreement; or

          (e) arise out of any material breach by the Company or persons under its control (or subject to its authorization) of this Agreement; or

         (f) any breach of any warranties contained in Article III hereof, any failure to transmit a request for redemption or purchase of Trust shares or payment therefor on a timely basis in accordance with the procedures set forth in Article II, or any unauthorized use of the names or trade names of the Trust or the Distributor.

This indemnification is in addition to any liability that the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

         9.2. Indemnification by the Trust. The Trust hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (a) arise out of or are based upon any untrue statement of any material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust or the Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

         (b) arise out of any untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Trust to the Company; or

          (c) arise out of or are based upon wrongful conduct of the Trust or its Trustees or officers with respect to the sale of Trust shares; or

          (d) arise as a result of any failure by the Trust to provide services, furnish materials or make payments as required under the terms of this Agreement; or

         (e) arise out of any material breach by the Trust of this Agreement (including any breach of Section 6.1 or 6.2 of this Agreement and any warranties contained in Article III hereof);

it being understood that in no way shall the Trust be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform the Trust in accordance with Section 4.4 hereof. This indemnification is in addition to any liability that the Trust may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

         9.3. Indemnification by the Distributor. The Distributor hereby agrees to, and shall, indemnify and hold harmless the Company and each person who controls or is affiliated with the Company within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (a) arise out of or are based upon any untrue statement of any material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Trust or Distributor for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

         (b) arise out of any untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Distributor to the Company; or

          (c)  arise  out  of  or  are  based  upon  wrongful   conduct  of  the
               Distributor or persons under its control with respect to the sale of Trust shares; or

         (d) arise as a result of any failure by the Distributor or persons under its control to provide services, furnish materials or make payments as required under the terms of this Agreement; or

         (e) arise out of any material breach by the Distributor or persons under its control of this Agreement (including any breach by the Trust of Section 6.1 or 6.2 of this Agreement and any breach of any warranties by the Trust or the Distributor contained in Article III hereof);

it being understood that in no way shall the Distributor be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform the Distributor in accordance with Section 4.4 hereof. This indemnification is in addition to any liability that the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

         9.4. Rule of Construction. It is the parties' intention that, in the event of an occurrence for which the Trust has agreed to indemnify the Company, the Company shall seek indemnification from the Trust only in circumstances in which the Trust is entitled to seek indemnification from a third party with respect to the same event or cause thereof.

         9.5. Indemnification Procedures. After receipt by a party entitled to indemnification ("indemnified party") under this Article IX of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article IX ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, retained counsel shall exclusively represent the indemnified parties. In addition, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The indemnification provisions contained in this Article IX shall survive any termination of this Agreement.

                                    ARTICLE X
                    Relationship of the Parties; Termination

         10.1. Relationship of Parties. The Company is to be an independent contractor vis-a-vis the Trust, the Distributor, or any of their affiliates for all purposes hereunder and will have no authority to act for or represent any of them (except to the limited extent the Company acts as agent of the Trust pursuant to Section 2.3(a) of this Agreement). In addition, no officer or employee of the Company will be deemed to be an employee or agent of the Trust, Distributor, or any of their affiliates. The Company will not act as an "underwriter" or "distributor" of the Trust, as those terms variously are used in the 1940 Act, the 1933 Act, and rules and regulations promulgated thereunder.

         10.2. Non-Exclusivity and Non-Interference. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust shares may be sold to other insurance companies and investors (subject to Section 2.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to this Article X:

          (a) the Company shall promote the Trust and the Funds made available hereunder on the same basis as other funding vehicles available under the Contracts;

         (b) the Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act;

          (c) the Company shall not, without the prior written consent of the Distributor, which consent shall not be unreasonably withheld, solicit, induce or encourage Contract Owners to change or modify the Trust, or to change the Trust's distributor or investment adviser (unless otherwise required by applicable law);

         (d) the Company shall not substitute another investment company for one or more Funds without providing written notice to the Distributor at least 60 days in advance of effecting any such substitution;

          (e) the Company shall not withdraw the Account's investment in the Trust or a Fund of the Trust except as necessary to facilitate Contract Owner requests and routine Contract processing; and

         (f) the Company shall not solicit, induce or encourage Contract Owners to transfer or withdraw Contract Values allocated to a Fund or to exchange their Contracts for contracts not allowing for investment in the Trust, except with 60 days prior written notice to the Distributor under circumstances where the Company has determined such solicitation, inducement or encouragement to be in the best interests of Contract Owners (unless otherwise required by applicable law).

         10.3. Termination of Agreement. This Agreement shall not terminate until (i) the Trust is dissolved, liquidated, or merged into another entity, or
(ii) as to any Fund that has been made available hereunder, the Account no longer invests in that Fund and the Company has confirmed in writing to the Distributor, if so requested by the Distributor, that it no longer intends to invest in such Fund. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.4 through
10.6 and the Company may be required to redeem Trust shares pursuant to Section
10.7 or in the circumstances contemplated by Article VIII. Article IX and Sections 5.7 and 10.8 shall survive any termination of this Agreement.

         10.4. Termination of Offering of Trust Shares. The obligation of the Trust and the Distributor to make Trust shares available to the Company for purchase pursuant to Article II of this Agreement shall terminate at the option of the Distributor as provided below:

          (a) upon institution of formal proceedings against the Company, or the Distributor's reasonable determination that institution of such proceedings is being considered by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Trust shares, or an expected or anticipated ruling, judgment or outcome which would, in the Distributor's reasonable judgment exercised in good faith, materially impair the Company's or Trust's ability to meet and perform the Company's or Trust's obligations and duties hereunder, such termination effective upon 15 days prior written notice;

         (b) in the event any of the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law, such termination effective immediately upon receipt of written notice;

         (c) if the Distributor shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Trust or the Distributor, such termination effective upon 30 days prior written notice;

          (d) if the Distributor suspends or terminates the offering of Trust shares of any Series or Class to all Participating Investors or only designated Participating Investors, when such action is required by law or by regulatory authorities having jurisdiction or when, in the sole discretion of the Distributor acting in good faith, suspension or termination is necessary in the best interests of the shareholders of any Series or Class (it being understood that "shareholders" for this purpose shall mean Product Owners), such notice effective immediately upon receipt of written notice, it being understood that a lack of Participating Investor interest in a Series or Class may be grounds for a suspension or termination as to such Series or Class and that a suspension or termination shall apply only to the specified Series or Class;

         (e) upon the Company's assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Trust consents thereto, such termination effective upon 30 days prior written notice;

         (f) if the Company is in material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within 10 days after written notice of such breach has been delivered to the Company, such termination effective upon expiration of such 10-day period;

(g) upon the determination of the Trust's Board to dissolve, liquidate or merge the Trust as contemplated by Section 10.3(i), upon termination of the Agreement pursuant to Section 10.3(ii), or upon notice from the Company pursuant to Section
                  10.5 or 10.6, such termination pursuant hereto to be effective upon 15 days prior written notice; or

(h) at any time more than one year after the date of this Agreement, upon six months prior written notice.

Except in the case of an option exercised under clause (b) or (d), the obligations shall terminate only as to new Contracts and the Distributor shall continue to make Trust shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing Contracts") to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

         10.5. Termination of Investment in a Fund. The Company may elect to cease investing in a Fund, promoting a Fund as an investment option under the Contracts, or withdraw its investment or the Account's investment in a Fund, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

         (a) if the Trust informs the Company pursuant to Section 4.4 that it will not cause such Fund to comply with investment restrictions as requested by the Company and the Trust and the Company are unable to agree upon any reasonable alternative accommodations;

         (b) if shares in such Fund are not reasonably available to meet the requirements of the Contracts as determined by the Company (including any non-availability as a result of notice given by the Distributor pursuant to Section 10.4(d)), and the Distributor, after receiving written notice from the Company of such non-availability, fails to make available, within 10 days after receipt of such notice, a sufficient number of shares in such Fund or an alternate Fund to meet the requirements of the Contracts; or

         (c) if such Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure;

Such termination shall apply only as to the affected Fund and shall not apply to any other Fund in which the Company or the Account invests.

         10.6. Termination of Investment by the Company. The Company may elect to cease investing in all Series or Classes of the Trust made available hereunder, promoting the Trust as an investment option under the Contracts, or withdraw its investment or the Account s investment in the Trust, subject to compliance with applicable law, upon written notice to the Trust within 15 days of the occurrence of any of the following events (unless provided otherwise below):

         (a) upon institution of formal proceedings against the Trust or the Distributor (but only with regard to the Trust) by the NASD, the SEC or any state securities or insurance commission or any other regulatory body;

         (b) if, with respect to the Trust or a Fund, the Trust or the Fund ceases to qualify as a regulated investment company under Subchapter M of the Code, as defined therein, or any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify, and the Trust, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure within 30 days;

(c) if the Trust or Distributor is in material breach of a provision of this Agreement, which breach has not been cured to the satisfaction of the Company within 10 days after written notice of such breach has been delivered to the Trust or the Distributor, as the case may be; or

(d) at any time more than one year after the date of this Agreement, upon six months prior written notice.

         10.7. Company Required to Redeem. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that any such Contracts may fail to so qualify, the Trust shall have the right to require the Company to redeem Trust shares attributable to such Contracts upon notice to the Company and the Company shall so redeem such Trust shares in order to ensure that the Trust complies with the provisions of Section 817(h) of the Code applicable to ownership of Trust shares. Notice to the Company shall specify the period of time the Company has to redeem the Trust shares, subject to applicable law, or to make other arrangements satisfactory to the Trust and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem Trust shares pursuant to action taken or request made by the Trust Board in accordance with the Exemptive Order described in Article VIII or any conditions or undertakings set forth or referenced therein, or other SEC rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem shares in the circumstances described herein and to comply with applicable terms and provisions. Also, in the event that the Distributor suspends or terminates the offering of a Series or Class pursuant to Section 10.4(d) of this Agreement, the Company, upon request by the Distributor, will cooperate in taking appropriate action to withdraw the Account's investment in the respective Fund.

          10.8. Confidentiality. Each party will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the other parties to this Agreement and their affiliates.

                                   ARTICLE XI
                 Applicability to New Accounts and New Contracts

         The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, any Series or Class, additions of new classes of Contracts to be issued by the Company and separate accounts therefor investing in the Trust. Such amendments may be made effective by executing the form of amendment included on each schedule attached hereto. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series, Class or separate account, as applicable, effective as of the date of amendment of such Schedule, unless the context otherwise requires. The parties to this Agreement may amend this Agreement from time to time by written agreement signed by all of the parties.

                                   ARTICLE XII
                           Notice, Request or Consent

         Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

                  If to the Trust:
                           James McNamara
                           President
                           Goldman Sachs Variable Insurance Trust
                           One New York Plaza
                           New York, NY  10004

                  If to the Distributor:
                           James McNamara
                           Vice President
                           Goldman Sachs & Co.
                           One New York Plaza
                           New York, NY  10004

                  If to the Company:
                           Allstate Life Insurance Company of New York
                           3100 Sanders Road, Ste. N4A
                           Northbrook, IL 60062
                           Attention:  General Counsel

or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested or by overnight delivery with a nationally recognized courier, and shall be effective upon receipt. Notices pursuant to the provisions of Article II may be sent by facsimile to the person designated in writing for such notices.

                                  ARTICLE XIII
                                  Miscellaneous

          13.1. Interpretation. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Delaware, without giving effect to the principles of conflicts of laws, subject to the following rules:

               (a) This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

               (b) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

               (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

               (d) The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          13.2. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

          13.3. No Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by the Company, the Distributor or the Trust without the prior written consent of the other parties.

         13.4. Declaration of Trust. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of the state of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as trustees, and is not binding upon any of the Trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Trust. No Series of the Trust shall be liable for the obligations of any other Series of the Trust.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.


                                    GOLDMAN SACHS VARIABLE INSURANCE TRUST
                                               (Trust)



Date:  ___________                  By:  ______________________________________
                                    Name: Howard B. Surloff
                                    Title:   Secretary

                                    GOLDMAN, SACHS & CO.
                                    (Distributor)



Date:  ___________                  By:  ______________________________________
                                    Name: Peter V. Bonanno
                                    Title: Vice President



                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK




Date:  ___________                  By:  ______________________________________
                                            Name:
                                            Title:

                                   Schedule 1

                             Accounts of the Company
                             Investing in the Trust

Effective as of the date the Agreement was executed, the following separate accounts of the Company are subject to the Agreement:


=============================== ============================ ============================ ============================
                                Date Established by
Name of Account and             Board of Directors of the    SEC 1940 Act Registration    Type of Product Supported
Subaccounts                     Company                      Number                       by Account
------------------------------- ---------------------------- ---------------------------- ----------------------------
Allstate Life of New York        [                           [                            Variable Annuity
Separate Account A              ]                            ]
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

=============================== ============================ ============================ ============================



-------------------------------------------------------------------------------------------------------------------


                        [Form of Amendment to Schedule 1]

Effective as of , the following separate accounts of the Company are hereby added to this Schedule 1 and made subject to the Agreement:


=============================== ============================ ============================ ============================
                                Date Established by
------------------------------  Board of Directors of the    SEC 1940 Act Registration    Type of Product Supported
Name of Account and             Company                      Number                       by Account
Subaccounts
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

=============================== ============================ ============================ ============================


IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 1 in accordance with Article XI of the Agreement.



Goldman Sachs Variable Insurance Trust                                 Allstate Life Insurance Company of New York
  Goldman, Sachs & Co.









                                   Schedule 2

                              Classes of Contracts
                         Supported by Separate Accounts
                              Listed on Schedule 1


Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:


=============================== ============================ ============================= ===========================
                                SEC 1933 Act
Policy Marketing Name           Registration Number          Contract Form Numbers         Annuity or Life
------------------------------- ---------------------------- ----------------------------- ---------------------------
[                          []               [ ]              [                          ]          [Annuity]
------------------------------- ---------------------------- ----------------------------- ---------------------------
------------------------------- ---------------------------- ----------------------------- ---------------------------

------------------------------- ---------------------------- ----------------------------- ---------------------------
------------------------------- ---------------------------- ----------------------------- ---------------------------

=============================== ============================ ============================= ===========================



-------------------------------------------------------------------------------------------------------------------


                        [Form of Amendment to Schedule 2]

Effective as of _______, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:


=============================== ============================ ============================ ============================
                                SEC 1933 Act                 Name of Supporting Account
------------------------------  Registration Number                                       Annuity or Life
Policy Marketing Name
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

=============================== ============================ ============================ ============================


IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.




Goldman Sachs Variable Insurance Trust                                 Allstate Life Insurance Company of New York
Goldman, Sachs & Co.









                                   Schedule 3

                            Trust Classes and Series
                                 Available Under
                             Each Class of Contracts


Effective as of the date the Agreement was executed, the following Trust Classes and Series are available under the Contracts:

 ========================================================== ===============================================
 Contracts Marketing Name                                   Trust Classes and Series
 ---------------------------------------------------------- -----------------------------------------------
 Allstate Life of New York Separate Account A               Capital Growth Fund
                                                            CORE Small Cap Equity Fund
                                                            CORE U.S. Equity Fund
                                                            International Equity Fund
 ---------------------------------------------------------- -----------------------------------------------
 ---------------------------------------------------------- -----------------------------------------------

 ---------------------------------------------------------- -----------------------------------------------
 ---------------------------------------------------------- -----------------------------------------------

 ========================================================== ===============================================



-------------------------------------------------------------------------------------------------------------------


                        [Form of Amendment to Schedule 3]

Effective as of __________________, this Schedule 3 is hereby amended to reflect the following changes in Trust Classes and Series:

 ========================================================== ===============================================
 Contracts Marketing Name                                   Trust Classes and Series
 ---------------------------------------------------------- -----------------------------------------------

 ---------------------------------------------------------- -----------------------------------------------
 ---------------------------------------------------------- -----------------------------------------------

 ---------------------------------------------------------- -----------------------------------------------
 ---------------------------------------------------------- -----------------------------------------------

 ========================================================== ===============================================

-------------------------------------------------------------------------------------------------------------------

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 3 in accordance with Article XI of the Agreement.




Goldman Sachs Variable Insurance Trust                                 Allstate Life Insurance Company of New York
Goldman, Sachs & Co.







                                   Schedule 4

                             Investment Restrictions
                             Applicable to the Trust

Effective as of the date the Agreement was executed, the following investment restrictions are applicable to the Trust:





-------------------------------------------------------------------------------------------------------------------


                        [Form of Amendment to Schedule 4]


Effective as of ___________________, this Schedule 4 is hereby amended to reflect the following changes:








IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 4 in accordance with Article XI of the Agreement.





Goldman Sachs Variable Insurance Trust                                 Allstate Life Insurance Company of New York
Goldman, Sachs & Co.

Exhibit (8)(j)

                              PARTICIPATION AGREEMENT

                                      Among

                              PUTNAM VARIABLE TRUST

                            PUTNAM MUTUAL FUNDS CORP.

                                       and

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

     THIS AGREEMENT, made and entered into as of this day of , 1999, among Allstate Life Insurance Company of New York (the "Company"), a New York corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto, as such Schedule may be amended from time to time (each such account hereinafter referred to as the "Account"), PUTNAM VARIABLE TRUST (the "Trust"), a Massachusetts business trust, and PUTNAM MUTUAL FUNDS CORP. (the "Underwriter"), a Massachusetts corporation.

     WHEREAS, the Trust is an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into Participation Agreements with the Trust and the Underwriter (the "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission ("SEC"), dated December 29, 1993 (File No. 812-8612), granting the variable annuity and variable life insurance separate accounts participating in the Trust exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of the Participating Insurance Companies (the "Shared Funding Exemptive Order"); and

     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and the sale of its shares is registered under the Securities Act of 1933, as amended (the " 1933 Act"); and

     WHEREAS, the Company has registered or will register certain variable life and/or variable annuity contracts under the 1933 Act and any applicable state securities and insurance law; and

     WHEREAS, each Account is a duly organized, validly existing separate account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to one or more variable insurance contracts (the "Contracts"); and

     WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the " 1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in certain Funds ("Authorized Funds") on behalf of each Account to fund certain of the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

     NOW, THEREFORE, in consideration of the promises herein, the Company, the Trust and the Underwriter agree as follows:

                         ARTICLE 1. Sale of Trust Shares

     1.1 The Underwriter agrees, subject to the Trust's rights under Section 1.2 and otherwise under this Agreement, to sell to the Company those Trust shares representing interests in Authorized Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1. 1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 8:30 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. The initial Authorized Funds are set forth in Schedule B, as such schedule is amended from time to time.

     1.2 The Trust agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and the Trust shall use reasonable efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Trustees of the Trust (the "Trustees") may refuse to sell shares of any Fund to the Company or any other person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction over the Trust or if the Trustees determine, in the exercise of their fiduciary responsibilities, that to do so would be in the best interests of shareholders.

     1.3 The Trust and the Underwriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.

     1.4 The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 8:30 a.m., Eastern time, on the next following Business Day.

     1.5 The Company shall purchase and redeem the shares of Authorized Funds offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

     1.6 The Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire.

     1.7 Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded as instructed by the Company to the Underwriter in an appropriate title for each Account or the appropriate sub-account of each Account.

     1.8 The Underwriter shall furnish prompt notice (by wire or telephone, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and therefore to receive all such income dividends and capital gain distributions in cash. The Underwriter shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.9 The Underwriter shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share and each of the Trust and the Underwriter shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

                   ARTICLE II. Representations and Warranties

     2.1 The Company represents and warrants that

          (a) at all times during the term of this Agreement the Contracts are or will be registered under the 1933 Act; the Contracts will be issued and sold in compliance in all material respects with all applicable laws and the sale of the Contracts shall comply in all material respects with state insurance suitability laws and regulations. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts; and

          (b) the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.2 The Trust represents and warrants that

          (a) it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

          (b) it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will use its best efforts to maintain such qualification (under Subchapter M or any successor provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future; and

          (c) at all times during the term of this Agreement Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold by the Trust to the Company in compliance with all applicable laws, subject to the terms of Section 2.4 below, and the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter in connection with their sale by the Trust to the Company and only as required by Section 2.4;

     2.3 The Underwriter represents and warrants that

          (a) it is a member in good standing of the NASD;

          (b) is registered as a broker-dealer with the SEC;

          (c) it will sell and distribute the Trust shares in accordance with all applicable securities laws, including without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

     2.4 Notwithstanding any other provision of this Agreement, the Trust shall be responsible for the registration and qualification of its shares and of the Trust itself under the laws of any jurisdiction only in connection with the sales of shares directly to the Company through the Underwriter. The Trust shall not be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Trust shares or the Trust by the Trust may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Trust and advising the Trust thereof at such time and in such manner as is necessary to permit the Trust to comply.

     2.5 The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.


                  ARTICLE III. Prospectuses and Proxy Statements; Voting

     3.1 The Trust shall provide such documentation (including a camera-ready copy of its prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust's prospectus printed together in one or more documents. The cost of printing prospectuses for the Contracts and the Trust for delivery in connection with the offering and sale of new Contracts will be at the Underwriter's expense. Printing of prospectuses for other purposes will be at the Company's expense. The Company will bear the expense of mailing prospectuses to new purchasers of Contracts.

     3.2 The Trust's Prospectus shall state that the Statement of Additional Information for the Trust is available from the Underwriter or its designee (or in the Trust's discretion, the Prospectus shall state that such Statement is available from the Trust), and the Underwriter (or the Trust), at its expense, shall print and provide such Statement free of charge to the Company and free of charge to any owner of a Contract or prospective owner who requests such Statement.

     3.3 The Trust, at its expense, shall provide the Company with copies of its reports to shareholders, proxy material and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to the Contract owners, such distribution shall be at the expense of the Trust, provided that the Trust and the Company shall bear their proportional share of the distribution expenses of any report containing both the Trust's and the Accounts' financial reports.

     3.4 The Company shall vote all Trust shares as required by law and the Shared Funding Exemptive Order. The Company reserves the right to vote Trust shares held in any separate account in its own right, to the extent permitted by law and the Shared Funding Exemptive Order. The Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements and the Shared Funding Exemptive Order.

     3.5 The Trust will comply with all applicable provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.



                   ARTICLE IV. Sales Material and Information

     4.1 Without limiting the scope or effect of Section 4.2 hereof, the Company shall furnish, or shall cause to be furnished, to the Underwriter each piece of sales literature or other promotional material (as defined hereafter) in which the Trust, its investment adviser or the Underwriter is named at least 10 days prior to its use. No such material shall be used if the Underwriter objects to such use within five Business Days after receipt of such material.

     4.2 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in annual or semi-annual reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Underwriter, except with the written permission of the Trust or the Underwriter or the designee of either or as is required by law.

     4.3 The Underwriter or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Underwriter in which the Company and/or its separate account(s) is named at least 10 days prior to its use. No such material shall be used if the Company or its designee objects to such use within five Business Days after receipt of such material.

     4.4 Neither the Trust nor the Underwriter shall give any information or make any representations on behalf of the Company concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company or as is required by law.

     4.5 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all registered representatives.

                          ARTICLE V. Fees and Expenses

     5.1 Except as provided in Article VI, the Trust and Underwriter shall pay no fee or other compensation to the Company under this agreement.

     5.2 All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus and shareholder reports in type, setting in type and printing the proxy materials, distributing reports and proxy statements to contractholders (provided that if the reports are combined with the Company's reports the Trust and the Company shall bear such share of the expense as its proportion of the joint report bears the the whole combined report) and the preparation of all statements and notices required by any federal or state law, in each case as may reasonably be necessary for the performance by it of its obligations under this Agreement.

     5.3 The Company shall bear the expenses of printing the Trust's prospectus (other than those used in connection with the offering and sales of the Contracts) and of distributing the Trust's prospectuses to new purchasers of Contracts.

                            Article VI. Service Fees

     6.1 The Underwriter shall pay the Company a service fee (the "Service Fee") on shares of the Funds held in the Accounts at the annual rates specified in Schedule B (excluding any accounts for the Company's own corporate retirement plans), subject to Section 6.2 hereof.

     6.2 The Company understands and agrees that all Service Fee payments are subject to the limitations contained in each Fund's Distribution Plan, which may be varied or discontinued at any time, and understands and agrees that it will cease to receive such Service Fee payments with respect to a Fund if the Fund ceases to pay fees to the Underwriter pursuant to its Distribution Plan.

     6.3 (a) The Company's failure to provide the services described in Section
6.4 will render it ineligible to receive Service Fees; and

          (b) the Underwriter may, without the consent of the Company, amend this Article VI to change the amount of Service Fees or the terms on which Service Fees are paid or to terminate further payments of Service Fees upon written notice to the Company.

     6.4 The Company will provide the following services to the Contract Owners purchasing Fund shares:

     (i) Maintaining regular contact with Contract owners and assisting in answering inquiries concerning the Funds;

          (ii) Assisting in the process of printing and distributing shareholder reports, prospectuses and other sale and service literature provided by the Underwriter;

     (iii) Assisting the Underwriter and its affiliates in the establishment and maintenance of Contract owner and shareholder accounts and records;

     (iv) Assisting Contract owners in effecting administrative changes, such as exchanging shares in or out of the Funds;

     (v) Assisting in processing purchase and redemption transactions; and

    (vi) Providing any other information or services as the Contract owners or the Underwriter may reasonably request.

     The Company will support the Underwriter's marketing and servicing efforts by granting reasonable requests for visits to the Company's offices by representatives of the Underwriter.

     6.5 The Company's performance under the service requirement set forth in this Agreement will be evaluated from time to time by the Underwriter's monitoring of redemption levels of Fund shares held in any Account and by such other methods as the Underwriter deems appropriate.

                          ARTICLE VII. Diversification

     7.1 The Trust shall cause each Authorized Fund to maintain a diversified pool of investments thatwould, if such Fund were a segregated asset account, satisfy the diversification provisions of Treas. Reg. ss. 1.817-5(b)(1) or (2).

     7.2 The Trust shall annually send the Company a certificate, in the form mutually agreed, certifying as to its compliance with Section 7.1.


                        ARTICLE VIII. Potential Conflicts

     8.1 The Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities law or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform the Company if the Trustees determine that a material irreconcilable conflict exists and the implications thereof.

     8.2 The Company will report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are disregarded.

     8.3 If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, the Company shall to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take, at the Company's expense, whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     8.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in one or more Authorized Funds of the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six
(6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Company for the purchase (or redemption) of shares of the Trust.

     8.5 If a material irreconcilable conflict arises because of a particular state insurance regulator's decision applicable to the Company to disregard Contract owner voting instructions and that decision represents a minority position that would preclude a majority vote, then the Company may be required, at the Trust's direction, to withdraw the affected Account's investment in one or more Authorized Funds of the Trust; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, unless a shorter period is required by law, and until the end of the foregoing six month period (or such shorter period if required by law), the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust. No charge or penalty will be imposed as a result of such withdrawal.

     8.6 For purposes of Sections 8.3 through 8.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. Neither the Trust nor the Underwriter shall be required to establish a new funding medium for the Contracts, nor shall the Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in one or more Authorized Funds of the Trust and terminate this Agreement within six (6) months (or such shorter period as may be required by law or any exemptive relief previously granted to the Trust) after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.

     8.7 The responsibility to take remedial action in the event of the Trustees' determination of a material irreconcilable conflict and to bear the cost of such remedial action shall be the obligation of the Company, and the obligation of the Company set forth in this Article VIII shall be carried out with a view only to the interests of Contract owners.

     8.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 8.1, 8.2, 8.3, 8.4 and 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

     8.9 The Company has reviewed the Shared Funding Exemption Order and hereby assumes all obligations referred to therein which are required, including, without limitation, the obligation to provide reports, material or data as the Trustees may request as conditions to such Order, to be assumed or undertaken by the Company.

                           ARTICLE IX. Indemnification

     9.1. Indemnification by the Company

     9.1 (a). The Company shall indemnify and hold harmless the Trust and the Underwriter and each of the Trustees, directors of the Underwriter, officers, employees or agents of the Trust or the Underwriter and each person, if any, who controls the Trust or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Registration Statement, Prospectus or Statement of Additional Information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (ii) arise out of or as a result of written statements or representations (other than statements or representations contained in the Trust's Registration Statement or Prospectus, or in sales literature for Trust shares not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust or the Underwriter by or on behalf of the Company; or

          (iv) arise out of or result from any breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

     9.1 (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

     9.1 (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company's election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

     9.1 (d) The Underwriter shall promptly notify the Company of the commencement of any litigation or proceedings against the Trust or the Underwriter in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.

     9. 1 (e) The provisions of this Section 9.1 shall survive any termination of this Agreement.

     9.2 Indemnification by the Underwriter

     9.2 (a) The Underwriter shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 9.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature of the Trust prepared by or approved by the Trust or Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Company for use in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (ii) arise out of or as a result of written statements or representations (other than statements or representations contained in the Registration Statement, Prospectus, Statement of Additional Information or sales literature for the Contracts not supplied by the Underwriter or persons under its control) of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, Statement of Additional Information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter; or

          (iv) arise out of or result from any breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other breach of this Agreement by the Underwriter or result from a breach of Article VII; as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

     9.2 (b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party for willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

     9.2 (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim, but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Underwriter to such Indemnified Party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

     9.2 (d) The Company shall promptly notify the Underwriter of the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the issuance or sale of the Contracts or the operation of each Account.

     9.2 (e) The provisions of this Section 9.2 shall survive any termination of this Agreement.

     9.3 Indemnification by the Trust

     9.3 (a) The Trust shall indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 9.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, Prospectus and Statement of Additional Information of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Company for use in the Registration Statement, Prospectus, or Statement of Additional Information for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust (including Section 7.1 hereof), as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

     9.3 (b) The Trust shall not be liable under the indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party for willful misfeasance, bad faith, or gross negligence or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, the Underwriter or each Account, whichever is applicable.

     9.3 (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim, but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

     9.3 (d) The Company agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with this Agreement, the issuance or sale of the Contracts or the sale or acquisition of shares of the Trust.

     9.3 (e) The provisions of this Section 9.3 shall survive any termination of this Agreement.

                            ARTICLE X. Applicable Law

     10.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

     10.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE XI. Termination

     11.1.This Agreement shall terminate:

     (a) upon the second anniversary of the termination of the Joint Venture Agreement, dated March __, 1999, between Putnam Investments, Inc. and the Allstate Corporation.

          (b) at the option of the Trust upon 180 days prior written notice, upon a decision by the Trustees of the Trust that termination of the Agreement is in the best interests of shareholders of the Trust; or

          (c) with respect to any Account, upon requisite vote of the Contract owners having an interest in such Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares of the Trust in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Company will give 90 days' prior written notice to the Trust of the date of any proposed vote to replace the Trust's shares; or

          (d) with respect to any Authorized Fund, upon 60 days advance written notice from the Underwriter to the Company, upon a decision by the Underwriter to cease offering shares of the Fund for sale.

     11.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1 (a) may be exercised for any reason or for no reason.

     11.3 No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Such prior written notice shall be given in advance of the effective date of termination as required by this Article XI.

     11.4 Notwithstanding any termination of this Agreement, subject to Section
1.2 of this Agreement, the Trust and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, subject to Section 1.2 of this Agreement, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 11.4 shall not apply to any termination under Article VIII and the effect of such Article VIII termination shall be governed by Article VIII of this Agreement.

     11.5 The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in either Account) except (i) as necessary to implement Contract owner initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally required Redemption"). Upon request, the Company will promptly furnish to the Trust and the Underwriter an opinion of counsel for the Company, reasonably satisfactory to the Trust, to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, subject to Section 1.2 of this Agreement, the Company shall not prevent Contract owners from allocating payments to an Authorized Fund that was otherwise available under the Contracts without first giving the Trust or the Underwriter 90 days notice of its intention to do.

                              ARTICLE XII. Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

         One Post Office Square
         Boston, MA 02109
         Attention: John R. Verani

If to the Underwriter:

         One Post Office Square
         Boston, MA 02109
         Attention: General Counsel

If to the Company:

[Address]







                           ARTICLE XIII. Miscellaneous


     13.1 A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument, including without limitation Article VII, are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.

     13.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     13.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     13.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     13.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall pertmit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     13.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     13.7 Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Underwriter are several and, without limiting in any way the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other party, or any person acting on such other party's behalf.



     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


                                ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                By its authorized officer,




                                Name:
                                Title:



                                PUTNAM VARIABLE TRUST
                                By its authorized officer,




                                Name:
                                Title:



                                PUTNAM MUTUAL FUNDS CORP.
                                By its authorized officer,



                                Name:
                                Title: